                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities

                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement       [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            Precision Auto Care, Inc.
                            -------------------------

               (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

       (2) Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       (4) Proposed maximum aggregate value of transaction:

       (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

       [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:

       (2) Form, Schedule or Registration Statement No.:

       (3) Filing Party:

       (4) Date Filed:

Notes:

                          [PRECISION AUTO CARE LOGO]

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                MARCH 21, 2001

   The Annual Meeting of Shareholders of Precision Auto Care, Inc. (the "Company") for 2000 will be held at the Company's headquarters located at 748 Miller Drive, S.E., Leesburg, Virginia on Wednesday, March 21, 2001, at 11:00 a.m., for the following purposes:

     1. To amend the Company's Articles of Incorporation to reduce the minimum number of directors;

     2. To amend the Company's Articles of Incorporation to reduce the term of office for each director from three years to one year;

     3. To elect Directors for the coming year;

     4. To amend the Precision Auto Care, Inc. 1999 Stock Option Plan to increase the number of shares reserved for issuance from 600,000 to 1,600,000;

     5. To ratify the issuance of 1,700,000 shares of the Company's Common Stock for $750,000 to Louis M. Brown, Jr.;

     6. To ratify the issuance of warrants for 1,000,000 shares of the Company's Common Stock to Arthur C. Kellar;

     7. To ratify the issuance of warrants for 1,000,000 shares of the Company's Common Stock to Desarollo Integrado, S.A. de C.V.;

     8. To approve the issuance of an option to purchase 50,000 shares of the Company's Common Stock to Woodley A. Allen;

     9. To approve the issuance of an option to purchase 20,000 shares of the Company's Common Stock to Bassam N. Ibrahim;

     10. To approve the issuance of an option to purchase 20,000 shares of the Company's Common Stock to Bernard H. Clineburg;

     11. To ratify the appointment of Grant Thornton LLP as independent auditors for the fiscal year ending June 30, 2001; and

     12. To transact such other business as may properly come before the meeting or any adjournment thereof.

   Only holders of shares of Common Stock of record on the books of the Company at the close of business January 23, 2001 will be entitled to notice of and to vote at the 2000 Annual Meeting or any adjournment thereof.

   You are cordially invited to be present at the Annual Meeting. IF YOU CANNOT ATTEND, PLEASE EXECUTE AND MAIL PROMPTLY THE ENCLOSED FORM OF PROXY, USING THE ENCLOSED RETURN ENVELOPE.

                                         By Order of the Board of Directors,

                                         /s/ Robert R. Falconi

                                         Robert R. Falconi
                                         Senior Vice President--
                                         Finance, Administration & Chief
                                          Financial Officer

748 Miller Drive, S.E.
Leesburg, Virginia 20175
Mail Address:
P.O. Box 5000
Leesburg, Virginia 20177-0500
March 6, 2001

                           PRECISION AUTO CARE, INC.
                            748 MILLER DRIVE, S.E.
                           LEESBURG, VIRGINIA 20175

           ---------------------------------------------------------

              PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                                March 21, 2001

           ---------------------------------------------------------

     INFORMATION CONCERNING TIMING OF THE MEETING, SOLICITATION AND VOTING

General

   The following information is submitted concerning the enclosed form of proxy and the matters to be acted upon under authority thereof at the 2000 Annual Meeting of Shareholders of the Company to be held on Wednesday, March 21, 2001, commencing at 11:00 a.m., or at any adjournment thereof, pursuant to the accompanying notice of this meeting. The 2000 Annual Meeting will be held at the Company's headquarters located at 748 Miller Drive, S.E., Leesburg, Virginia 20175. The Company intends to mail this proxy statement and accompanying proxy to all shareholders entitled to vote at the Annual Meeting on or about March 6, 2001.

   This is the third Annual Meeting the Company has held since its formation and initial public offering in November 1997. While the Company's fiscal year ended June 30, 2000, the Annual Meeting for 2000 has been delayed. The Annual Meeting for 2001 is scheduled to be held on November 28, 2001.

Solicitation and Revocability of Proxies

   The proxy is solicited on behalf of the Board of Directors of the Company. It may be revoked by the shareholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. The proxy shall be suspended if the shareholder shall be present at the meeting and elect to vote in person. Attendance at the meeting will not, by itself, revoke a proxy. Shares represented by proxies received will be voted. Where the shareholder has specified his or her choice with respect to the proposal to be acted upon, the shares will be voted in accordance with the specification so made, and in the absence thereof will be voted by the proxy holders as directed by management.

   The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, certain directors, officers and regular employees of the Company may solicit proxies by facsimile, telephone or personal interview for which they will receive no additional compensation. In addition, arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation material for the meeting to beneficial owners, and the Company will reimburse them for their reasonable expenses in so doing.

Voting Rights and Outstanding Shares

   Only shareholders of record on the books of the Company at the close of business on January 23, 2001 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. As of that date, there were 8,074,150 shares of Common Stock issued and outstanding and entitled to vote. Each share of Common Stock is entitled to one vote for each matter submitted to the shareholders for approval.

   A majority of the outstanding shares entitled to vote must be present in person or represented by proxy at the 2000 Annual Meeting to constitute a quorum. Abstentions and shares of record held by a broker or its nominee ("Broker Shares") that are voted on any matter at the meeting, will be counted for purposes of determining if a quorum exists. Broker Shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present.

   The amendments of the Company's Articles of Incorporation to reduce the number of directors on the Board as well as shorten the term of each director to one year require the approval of 80% or more of the outstanding voting stock of the Company.

   The election of each nominee for Director requires the affirmative vote of the holders of the shares representing a plurality of the votes cast in the election of Directors. Votes that are withheld and Broker Shares that are not voted in the election of Directors will not be included in determining the number of votes cast and, therefore, will have no effect on the election of the Directors.

   Ratification of the issuance of 1,700,000 shares to Louis M. Brown, Jr. requires that the votes cast in favor of the action exceed the votes cast against it, not including the shares issued to Mr. Brown.

   Actions on all other matters to come before the 2000 Annual Meeting, including approval of the amendment to the 1999 Stock Option Plan, ratification of the issuance of warrants for 1,000,000 shares of the Company's Common Stock to each of Mr. Kellar and Mr. Zambrano, ratification of the issuance of options to each of Messrs. Allen, Ibrahim and Clineburg and the approval of the appointment of the Company's independent auditors require that the votes cast in favor of the action exceed the votes cast against it. Abstentions and Broker Shares that are not voted are not considered cast either for or against a matter and, therefore, will have no effect on the outcome of the other matters to come before the 2000 Annual Meeting.

Item 1: Amendment of the Company's Articles of Incorporation to Reduce the Minimum Number of Directors

   The Company's Articles of Incorporation currently provide that there be not less than 10 nor more than 20 directors.

   The Board of Directors proposes to amend the Articles of Incorporation to reduce the minimum number of directors from 10 to 5. The Board of Directors believes that having a smaller board will be more cost efficient and more responsive to shareholders. Under the proposal, Section 1 of Article VI of the Company's Articles of Incorporation would be amended to read:

   "Section 1. Number. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors which, subject to any right of holders of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, shall consist of not less than 5 nor more than 20 persons. The exact number of directors within the minimum and maximum limitation specified in the preceding sentence shall be fixed from time to time solely by the Board of Directors pursuant to a resolution of a majority of the entire Board of Directors."

   The Articles of Incorporation require approval of 80% or more of the outstanding voting stock of the Company, or a minimum of 6,459,320 shares, for adoption. The approval of this proposal is contingent upon receiving shareholder approval of Item 2 below.

   THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THIS PROPOSAL.

Item 2: Amendment of the Company's Articles of Incorporation to Provide for One Year Terms of Office

   The Company's Articles of Incorporation currently provide that the directors be divided into three classes of equal numbers of directors (or as nearly equal as possible), with each class of directors serving for three year terms.

   The Board of Directors proposes to amend the Articles of Incorporation to have the entire Board of Directors elected annually for a one year term of office. The Board of Directors believes that electing the directors on an annual basis is in the best interests of the shareholders. Under the proposal,
Section 2 of Article VI of the Company's Articles of Incorporation would be amended to read:

   "Section 2. Terms. The directors other than those who may be elected by the holders of any Preferred Stock then outstanding shall consist of one class, with the term of office expiring at the next Annual Meeting of Shareholders following such election."

   The Articles of Incorporation require approval of 80% or more of the outstanding voting stock of the Company, or a minimum of 6,459,320 shares, for adoption. The approval of this proposal is contingent upon receiving shareholder approval of Item 1 above.

   THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THIS PROPOSAL.

Item 3: Election of Directors

   The Company's Articles of Incorporation in effect as of the date of this proxy statement classify the Board of Directors into three classes, as nearly equal in number as possible, with terms which expired or will expire at the Annual Meetings of Shareholders in 1998, 1999, and 2000, respectively. After the initial rotation is complete, the Articles of Incorporation in effect as of the date of this proxy statement provide for one class of directors to be elected at each subsequent Annual Meeting of Shareholders to serve three-year terms.

   The terms of two directors will expire at the 2000 Annual Meeting: Ms. Caruthers and Mr. Clineburg ("Class III Directors"). In addition, two other Class III Directors, Ernest Malas and William R. Klumb, resigned on November 7, 2000 and on January 9, 2001, respectively.

   If the shareholders approve the amendments to the Articles of Incorporation set forth in Items 1 and 2 above, all of the directors will resign and six directors will stand for re-election for a term expiring at the 2001 Annual Meeting of Shareholders as follows:

 Name                       Principal Occupation         Additional Information
 ----                       --------------------         ----------------------
 Bernard H. Clineburg       Retired                      Mr. Clineburg served as
 Director since 1993                                     the President of United
 Age 51                                                  Bankshares and Chairman
                                                         and Chief Executive
                                                         Officer of United Bank
                                                         from April 1998 until
                                                         December 1999. He was a
                                                         Director of George Mason
                                                         Bankshares, Inc. and The
                                                         George Mason Bank from
                                                         October 1990 to April
                                                         1998.

 Louis M. Brown, Jr.        President and Chief          Mr. Brown also serves as
 Director since 2000        Executive Officer            a director and Chairman
 Age 57                     since August 2000            of the Board of Micros
                                                         Systems, Inc., a leading
                                                         provider of information
                                                         technology for the
                                                         hospitality industry.

 Mauricio Zambrano          Vice President, Desarollo    Mr. Zambrano serves as a
 Director since 2000        Integrado, S.A. de C.V.,     director of Cemex, S.A.
 Age 54                     Monterrey, Mexico            de C.V. (one of the
                                                         world's leading cement
                                                         makers).

 Woodley A. Allen           President, Allen Management  Mr. Allen served as
 Director since 1991        Services, Oakton, VA         Chief Financial Officer
 Chairman of the Board;     (management consulting firm) of EZ Communications,
 Chairman--Executive                                     Inc. (publicly traded
 Committee; Chairman--Audit                              radio broadcasting
 Committee                                               company) from March 1973
 Age 53                                                  to May 1992.

 Bassam N. Ibrahim          Partner, Burns, Doane,       Mr. Ibrahim practiced
 Director since 1993        Swecker & Mathis LLP,        law with Popham, Haik,
 Age 38                     Alexandria, VA               Schnobrich & Kaufman
                            (law firm)                   (law firm) from June
                                                         1994 to August 1996.

 Arthur C. Kellar           Retired                      Mr. Kellar served as
 Director since 1991                                     Chairman of the Board of
 Chairman--Organization                                  WE JAC Corporation, the
 and Compensation                                        Company's predecessor,
 Committee                                               from April 1992 to
 Age 78                                                  September 1994. Mr.
                                                         Kellar served as
                                                         Chairman of the Board of
                                                         EZ Communications, Inc.
                                                         (publicly traded radio
                                                         broadcasting company)
                                                         from June 1992 to April
                                                         1997.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES LISTED ABOVE.

   If the shareholders do not approve the proposed amendments to the Articles of Incorporation described in Items 1 and 2 above, four Class III Director nominees have been nominated for election for a three-year term expiring at the 2003 Annual Meeting.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE CLASS III DIRECTOR NOMINEES LISTED BELOW ONLY IF THE PROPOSED AMENDMENTS TO THE ARTICLES OF INCORPORATION ARE NOT APPROVED BY THE SHAREHOLDERS.

 NOMINEES FOR CLASS III DIRECTORS FOR TERMS EXPIRING AT THE 2003 ANNUAL MEETING

 Name                 Principal Occupation             Additional Information
 ----                 --------------------             ----------------------
 Lynn E. Caruthers    General Partner,                 Ms. Caruthers served as
 Director since 1991  Caruthers Properties, Ltd.,      Chairperson of the Board
 Age 48               Arlington, VA (commercial        of WE JAC Corporation,
                      real estate developer)           the Company's
                                                       predecessor, from
                                                       September 1994 to
                                                       February 2000.

 Robert R. Falconi*   Senior Vice President--Finance,  Mr. Falconi was the
 Age 46               Administration & Chief Financial Chief Financial Officer
                      Officer of the Company since     of Intelysis Corporation
                      September 2000                   (reseller of computer
                                                       hardware and software),
                                                       from August 1998 until
                                                       August 2000, and was
                                                       Chief Financial Officer
                                                       of Planning Systems,
                                                       Inc. (underwater
                                                       technology) from October
                                                       1991 until August 1998.

 Bernard H. Clineburg Retired                          Mr. Clineburg served as
 Director since 1993                                   the President of United
 Age 51                                                Bankshares and Chairman
                                                       and Chief Executive
                                                       Officer of United Bank
                                                       from April 1998 until
                                                       December 1999. He was a
                                                       Director of George Mason
                                                       Bankshares, Inc. and The
                                                       George Mason Bank from
                                                       October 1990 to April
                                                       1998.

 Everett F. Casey*    Vice President, General Counsel  Mr. Casey was a self-
 Age 53               and Secretary since June 2000    employed attorney in
                                                       Silver Spring, MD from
                                                       January 1999 to June
                                                       2000, Vice President,
                                                       Deputy General Counsel
                                                       and Assistant Secretary,
                                                       Choice Hotels
                                                       International, Inc.
                                                       (hotel franchise company),
                                                       Silver Spring, MD from
                                                       June 1996 to January
                                                       1999, and Associate
                                                       General Counsel and
                                                       Assistant Secretary,
                                                       Manor Care, Inc.
                                                       (healthcare provider),
                                                       Silver Spring, MD from
                                                       December 1991 to June
                                                       1996.

        CLASS I DIRECTORS WHOSE TERMS EXPIRE AT THE 2001 ANNUAL MEETING

 Name                Principal Occupation                 Additional Information
 ----                --------------------                 ----------------------
 Louis M. Brown, Jr. President and Chief                  Mr. Brown also serves as
 Director since 2000 Executive Officer                    a director and Chairman
 Age 57              since August 2000                    of the Board of Micros
                                                          Systems, Inc. (a leading
                                                          provider of information
                                                          technology for the
                                                          hospitality industry).

 John Wiegand**      Senior Vice President--Franchise     Mr. Wiegand has been
 Age 38              Operations of the Company since      Senior Vice President--
                     September 2000                       Franchise Operations of
                                                          the Company since
                                                          September 2000.
                                                          Mr. Wiegand also served
                                                          as Vice President--North
                                                          American Operations from
                                                          June 1998 until
                                                          September 2000, as
                                                          Director of Field
                                                          Operations from August
                                                          1996 until June 1998,
                                                          and as Director of Sales
                                                          and Product Management
                                                          from January 1990 until
                                                          August 1996.

 Mauricio Zambrano   Vice President, Desarollo Integrado, Mr. Zambrano serves as a
 Director since 2000 S.A. de C.V.                         director of Cemex, S.A.
 Age 54              Monterrey, Mexico                    de C.V. (one of the
                                                          world's leading cement
                                                          makers).

       CLASS II DIRECTORS WHOSE TERMS EXPIRE AT THE 2002 ANNUAL MEETING

 Name                       Principal Occupation         Additional Information
 ----                       --------------------         ----------------------
 Woodley A. Allen           President, Allen Management  Mr. Allen served as
 Director since 1991        Services, Oakton, VA         Chief Financial Officer
 Chairman of the Board;     (management consulting firm) of EZ Communications,
 Chairman--Executive                                     Inc. (publicly traded
 Committee; Chairman--Audit                              radio broadcasting
 Committee                                               company) from March 1973
 Age 53                                                  to May 1992.

 Bassam N. Ibrahim          Partner, Burns, Doane,       Mr. Ibrahim practiced
 Director since 1993        Swecker & Mathis LLP,        law with Popham, Haik,
 Age 38                     Alexandria, VA (law firm)    Schnobrich & Kaufman
                                                         (law firm) from June
                                                         1994 to August 1996.

 Arthur C. Kellar           Retired                      Mr. Kellar served as
 Director since 1991                                     Chairman of the Board of
 Chairman--Organization                                  WE JAC Corporation, the
 and Compensation Committee                              Company's predecessor,
 Age 78                                                  from April 1992 to
                                                         September 1994. Mr.
                                                         Kellar served as
                                                         Chairman of the Board of
                                                         EZ
                                                         Communications, Inc.
                                                         (publicly traded radio
                                                         broadcasting company)
                                                         from June 1992 to April
                                                         1997.

--------
* Messrs. Falconi and Casey have been nominated for election to the Board of Directors to serve for three-year terms as Class III directors if the shareholders do not approve the amendments to the Articles of Incorporation proposed in Items 1 and 2.

** Mr. Wiegand has been appointed to serve the remainder of the term of George
   Bavelis, who resigned in January 2001. Mr. Wiegand's appointment as a Class I director will be effective March 21, 2001 only if the shareholders do not approve the amendments to the Articles of Incorporation proposed in Items 1 and 2.

Meetings and Committees of the Board

   The Company has three standing Committees of the Board of Directors: (i) the Executive Committee; (ii) the Finance and Audit Committee; and (iii) the Organization and Compensation Committee. The Board of Directors does not have a Nominating Committee. The Board of Directors of the Company held ten meetings during the fiscal year ended June 30, 2000. With the exception of Messrs. Clineburg and Zambrano, all directors attended at least 75% of the aggregate number of meetings of the Board of Directors and Committees on which they served.

   The Executive Committee has the power and authority of the Board of Directors and meets several times during the year in months when the Board of Directors does not meet. Mr. Allen serves as Chairman of the Executive Committee. Messrs. Brown, Clineburg and Kellar serve as members. Mr. Bavelis also served as a member of the Executive Committee prior to his resignation in January 2001. During the fiscal year ended June 30, 2000, the Executive Committee met four times.

   The Finance and Audit Committee makes recommendations regarding the engagement of the Company's independent auditors, reviews the arrangement and scope of the audit, considers comments made by the independent auditors with respect to the adequacy of the Company's internal accounting controls, and reviews non-audit services provided by the firm. Mr. Bavelis served as Chairman of the Finance and Audit Committee until his resignation in January 2001, when Mr. Allen, who had also served on the Finance and Audit Committee, became its Chairman. Mr. Kellar and Mr. Clineburg, appointed in January 2001, also serve as members of the Committee. During the fiscal year ended June 30, 2000, the Finance and Audit Committee met two times.

   The Organization and Compensation Committee reviews and approves (or recommends to the full Board) the annual salary, bonus and other benefits of senior management of the Company; reviews and makes recommendations to the Board relating to executive compensation and plans; and establishes, and periodically reviews, the Company's policy with respect to management perquisites. Mr. Kellar serves as Chairman and Ms. Caruthers and Mr. Ibrahim serve on the Organization and Compensation Committee. During the fiscal year ended June 30, 2000, the Organization and Compensation Committee met two times.

Compensation of Directors

   Directors who are employees receive no additional compensation for serving as directors. Pursuant to the Precision Auto Care, Inc. 1998 Outside Directors' Stock Option Plan, each non-employee director who has served as a director of the Company for at least one year as of the date of each annual meeting of shareholders is granted an option to purchase 2,500 shares of the Company's Common Stock, exercisable over the following ten years at an exercise price of the average of the highest and lowest sale price per share of Common Stock on NASDAQ on the date of the grant, or, if there shall have been no such sale so reported on that date, on the last preceding date on which a sale was so reported. Those directors who have served less than one year shall receive an option for a prorated portion of 2,500 shares based on their terms of service as determined by the Organization and Compensation Committee.

   In addition, pursuant to the Precision Auto Care, Inc. 2000 Outside Directors' Stock Plan, each non-employee director attending a meeting of the Board of Directors in person receives a grant of Common Stock equal to $1,000 divided by the average of the highest and lowest sale price per share of Common Stock on NASDAQ on the date of the grant, or, if there shall have been no such sale so reported on that date, on the last preceding date on which a sale was so reported.

   In December 1998, the Board of Directors awarded Mr. Allen an option to purchase 10,000 restricted shares of the Company's Common Stock with an exercise price of $3.625. The underlying shares are not registered under the federal securities laws. The option expires December 31, 2008.

   On August 4, 2000, the Board of Directors agreed to pay Mr. Allen the sum of $50,000 and, subject to approval of shareholders at the 2000 Annual Meeting, also granted Mr. Allen an option to purchase 50,000 shares of the Company's Common Stock at an exercise price of $0.219, the closing price of the Common Stock on NASDAQ on August 4, 2000. The option expires August 4, 2005. On August 4, 2000, the Board of Directors also granted each of Messrs. Ibrahim and Clineburg options to purchase 20,000 shares of the Company's Common Stock on the same terms and conditions as those granted to Mr. Allen. These awards were granted in consideration of the efforts of Messrs. Allen, Ibrahim and Clineburg in obtaining a loan commitment from Precision Funding, LLC, which is more particularly described under "Certain Relationships and Related Transactions."

                             EXECUTIVE COMPENSATION

REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

   The Organization and Compensation Committee of the Board of Directors, which is composed of outside directors of the Company, is responsible for developing and recommending to the Board of Directors the Company's general compensation policies. The Committee approves the compensation plans for the Company's executive officers, including the Chief Executive Officer (CEO), and determines the compensation to be paid to the executive officers. The Organization and Compensation Committee also is responsible for the granting of stock options and restricted stock awards to the executive officers and the administration of the Company's various incentive compensation plans.

   The Organization and Compensation Committee has furnished the following report for fiscal year 2000:

   Compensation Philosophy. The Company's philosophy with respect to executive compensation is reflective of the principle that the compensation of its executive officers should be competitive with compensation of senior executives at comparable companies, and that a meaningful portion of the compensation received should be closely tied to the performance of the Company and, in certain instances, to the achievement of individual goals. Through this link between pay and performance, it is the intent of the Company to provide direct incentives for the Company's financial success and the creation of incremental shareholder value.

   Executive Officer Compensation. The key components of compensation for the executive officers consist of annual compensation provided by base salary and annual performance bonuses, and long-term compensation provided by stock options and restricted stock awards.

   None of the executive officers were paid a cash bonus based upon fiscal year 2000 performance, except for Jaime Valdez, Senior Vice President--Latin America of the Company's Mexican subsidiary, who received a cash bonus of $27,360 based upon the performance of the Mexican subsidiary during fiscal year 2000.

   Members of the Committee believe they have a general awareness of pay practices among companies of roughly comparable size, complexity, and/or industry focus. In addition, in setting the compensation for the former President and Chief Executive Officer in 1998, an unrelated third party was engaged to review compensation for this position at comparable companies. Based upon the Committee's general knowledge and the commissioned study, other than the compensation paid to Mr. Brown addressed later in this report, it is believed that the Company's compensation levels are generally commensurate with those of similar companies. Other than as indicated above, compensation of the executive officers is a subjective determination and has not been determined by reference to any specific criteria or factors related to corporate performance.

   Stock Options. Stock options are granted to executive officers, as well as other employees, based upon the subjective evaluation of employees' general overall performance and upon their relative rank within the Company. No specific performance criteria are considered, and there is no fixed formula for differentiating the number of options granted to an individual or to all employees in the aggregate. The Company's approach to long-term incentives provided by stock options has been a flexible one, in which the effort is to attract and retain able key employees by giving them an opportunity for stock ownership. A total of 129,400 options were awarded in fiscal year 2000 to all employees, non-employee directors, officers and related parties as a group. These options generally vest in three equal installments commencing one year from the anniversary. Options granted in fiscal year 2000 also include an acceleration of vesting provision whereby, to the extent not previously vested, 25% of the options will vest when the Company's stock price closes at $4.00 per share, 75% will vest when the stock price closes at $6.00 per share, and 100% will vest when the stock price closes at $8.00 per share.

   Restricted Stock Awards. Upon the adoption of the 1999 Employee Stock Option and Restricted Stock Plan in March 1999, certain executive officers were granted restricted stock awards for shares of the Company's Common Stock including: Charles L. Dunlap--50,000 shares; John Wiegand--15,000 shares; and William R. Klumb--10,000 shares. Under the terms of each grant, each executive officer's right, title and interest to the shares of Common Stock awarded will not vest until the third anniversary of the grant (i.e., March 2002). No portion of the restricted stock award will vest and no shares will be issued prior to the third anniversary unless the following conditions are satisfied:
(a) if the Company's stock price closes at $4.00 per share, 25% of the shares will become vested; (b) if the Company's stock price closes at $6.00 per share, 75% will become vested; and (c) if the Company's stock price closes at $8.00 per share, 100% of the shares will become vested. In September 1999, Messrs. Dunlap, Wiegand and Klumb were issued 12,500 shares, 3,250 shares and 2,500 shares of Common Stock, respectively, under the terms of their restricted stock awards because the share price of the Common Stock had closed at above $4.00. Mr. Dunlap resigned his positions with the Company on August 4, 2000. Mr. Klumb's employment with the Company was terminated on November 12, 2000.

   Compensation of the Current Chief Executive Officer. Louis M. Brown, Jr., the current President and Chief Executive Officer, joined the Company on August 4, 2000. For the first year of employment, Mr. Brown's base salary is $1.00; thereafter, Mr. Brown's base salary and other compensation will be established by the Organization and Compensation Committee. Mr. Brown replaced Charles L. Dunlap, who joined the Company on October 21, 1998 and who resigned as a director, President and Chief Executive Officer on August 4, 2000. Mr. Dunlap's compensation package, including salary and the grant of stock options, was established by the Organization and Compensation Committee and was consistent with the Company's philosophy for executive compensation set out above. The Committee relied on the previously mentioned study and their general knowledge and business judgment in setting Mr. Dunlap's compensation. Mr. Dunlap's base salary was $200,000 per annum, until September 1999, when it was increased to $250,000 per annum.

   In March 1999, as described above under "Restricted Stock Awards," Mr. Dunlap was granted a Restricted Share award of 50,000 shares of the Company's Common Stock, of which 12,500 shares have been issued and the remainder of which are subject to issuance pursuant to his severance arrangement described under "Employment Arrangements."

   The Board of Directors in September 1999 approved a bonus retention program whereby certain key executive officers would receive bonuses to be paid in the event of a sale, merger or change of control of the Company on or before September 21, 2000, which includes a change in ownership of 50% or more. Because such a transaction did not occur within this time frame, neither Mr. Dunlap nor any of the other executive officers is entitled to any additional compensation under this program.

   The Committee believes its approach to compensation for the President and Chief Executive Officer is consistent with the Company's ongoing effort to achieve a responsible balance between short-term and long-term performance for the Company and its shareholders, and to provide compensation incentives for its senior executives that encourage those results.

   Tax Compliance Policy. Section 162(m) of the Internal Revenue Code generally limits to $1 million the tax deductible compensation paid to a company's Chief Executive Officer and to each of the four highest-paid executives employed as executive officers on the last day of the fiscal year. However, the limitation does not apply to performance-based compensation provided certain conditions are satisfied. The Committee does not anticipate that in the foreseeable future any officer of the Company will earn compensation in excess of $1 million that would not qualify as performance-based compensation. Therefore, the Committee has not yet determined a policy with respect to Section 162(m). The Committee intends to review the implications of Section 162(m) when it becomes more relevant with respect to the Company's executive compensation policies.

   All members of the Organization and Compensation Committee concur in this report to the shareholders.

   The Organization and Compensation Committee

     Arthur C. Kellar, Chairman

     Lynn E. Caruthers

     Bassam N. Ibrahim

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Mr. Kellar, the Chairman of the Organization and Compensation Committee, controls, along with Desarollo Integrado, S.A. de C.V. (an entity controlled by Mr. Zambrano), Precision Funding, LLC. On September 29, 2000, the Company issued senior debentures to Precision Funding, LLC. Pursuant to the commitment made by Arthur C. Kellar and Desarollo Integrado, S.A. de C.V. on August 3, 2000, Precision Funding made available a credit facility of $11.25 million bearing interest at a fixed rate of 12% per annum with provisions for higher rates in the event of default, and is to mature on September 1, 2003, if not paid prior to that time. Substantially all assets of the Company have been pledged as collateral and the Company may not pay any dividends without the written consent of Precision Funding. Precision Funding used the facility to purchase the Loan documents by which the Line of Credit Loan and Acquisition Line of Credit were made available to the Company by First Union National Bank. The bridge loan that was made on August 4, 2000 by Arthur C. Kellar and by Desarollo Integrado, S.A. de C.V. was discharged and deemed advanced under the new credit facility. Further, $991,000 of mortgage debt payable to Franchise Finance Corporation of America ("FFCA") was repaid in full. An origination fee will be paid in the form of a warrant entitling each of Mr. Kellar and Desarollo Integrado, S.A. de C.V. to purchase 1,000,000 shares of common stock at an exercise price of $0.275 per share, a price above the August 4, 2000 closing price of $0.219. The warrants contain anti-dilution adjustments in the event of certain dilutive issuances of securities by the Company. The warrants are subject to shareholder approval as set forth under Items 6 and 7 in this proxy statement. In the event the shareholders approve the issuance of these warrants, the warrants will be immediately exercisable into approximately 20% of the outstanding shares of Common Stock of the Company. The exercise of these warrants by either Mr. Kellar or Desarollo Integrado, S.A. de C.V. may result in immediate and substantial dilution to shareholders of the Company. In the event the shareholders do not approve the issuance of these warrants, Mr. Kellar and Desarollo Integrado, S.A. de C.V. will be entitled to alternative consideration to be agreed upon by the parties.

   Mr. Ibrahim, a member of the Organization and Compensation Committee, is a partner with the law firm of Burns, Doane, Swecker & Mathis LLP, which firm provided certain legal services for the Company during the last fiscal year.

                          SUMMARY COMPENSATION TABLE

   The table below sets forth the compensation earned and paid to each named executive officer (including certain former executive officers of the Company) who earned $100,000 or more during the periods presented. Option grants shown for 1998 include grants by WE JAC Corporation that were assumed by the Company in connection with the merger and exchange offer transaction that occurred in connection with the Company's initial public offering on November 12, 1997.

                                                Restricted      Securities
Name and Principal                                 Stock        Underlying     All Other
Position                  Year  Salary   Bonus  Awards/(1)/      Options   Compensation/(2)/
------------------        ---- -------- ------- -----------     ---------- -----------------
Louis M. Brown, Jr.       2000 $      0      --        --             --            --
 President and Chief
 Executive Officer/(3)/

Charles L. Dunlap         2000 $242,507      --        --             --        $1,992
 President and Chief      1999  131,538      --  $118,750/(5)/   200,000         1,615
 Executive Officer/(4)/

Jerry L. Little           2000 $244,221      --        --             --            --
 Senior Vice President    1999   20,000      --        --         35,000            --
 and Chief Financial
 Officer/(6)/

William R. Klumb          2000 $110,424      --        --         10,000        $  552
 Vice President--         1999   94,749      --  $ 23,750/(8)/    10,000           474
 Car Wash Division/(7)/   1998   44,987                           12,500           225

John Wiegand              2000 $116,398      --        --             --        $1,746
 Senior Vice President--  1999   85,847      --  $ 35,625/(9)/    10,000         1,288
 Franchise Operations     1998   74,899                            6,000         1,123

Jaime Valdes              2000 $128,867 $27,360        --             --            --
 Senior Vice President--  1999  120,000      --        --         25,000            --
 Latin America            1998   21,250      --        --         25,000            --

--------
(1) As of June 30, 2000, the Company had outstanding an aggregate of 78,750 shares of restricted stock valued at $56,261.
(2) Amounts represent the Company's matching contributions to the 401(k) Savings Plan.
(3) Mr. Brown's employment with the Company began August 4, 2000.
(4) Mr. Dunlap's employment with the Company began in October 1998; he resigned effective August 4, 2000.
(5) Mr. Dunlap was awarded a grant of 50,000 shares of restricted stock on March 31, 1999 valued at $2.375 per share price. As of June 30, 2000, this grant was worth $10,785 based on a $0.719 per share price. No dividends are paid on 37,500 of the shares.
(6) Mr. Little's employment with the Company began June 1, 1999 and was terminated effective September 6, 2000.
(7) Mr. Klumb's employment with the Company was terminated on November 12, 2000 and he resigned from the Board on January 9, 2001.
(8) Mr. Klumb was awarded a grant of 10,000 shares of restricted stock on March 31, 1999 valued at $2.375 per share price. As of June 30, 2000, this grant was worth $7,190 based on a $0.719 per share price. No dividends are paid on 7,500 of the shares.
(9) Mr. Wiegand was awarded a grant of 15,000 shares of restricted stock on March 31, 1999 valued at $2.375 per share price. As of June 30, 2000, this grant was worth $35,950 based on a $0.719 per share price. No dividends are paid on 11,250 of the shares.

                       OPTION GRANTS IN LAST FISCAL YEAR

   The following table presents information concerning stock option grants to the named executive officers in the last fiscal year.

                                                                                     Potential
                                                                                  Realized Value
                                                                                    at Assumed
                                                                                      Annual
                                                                                  Rates of Stock
                                                                                       Price
                              Number of        % of                                Appreciation
                              Securities  Total Options   Weighted                  for Option
                              Underlying    Granted to    Average                    Term/(4)/
                               Options      Employees     Exercise  Expiration    ---------------
Name                         Granted/(1)/ in Fiscal Year Price/(2)/    Date         5%      10%
----                         ------------ -------------- ---------- ----------    ------- -------
Louis M. Brown, Jr.              --            0.0%           --          --
Charles L. Dunlap                --            0.0%           --          --
Jerry L. Little                  --            0.0%           --          --
William R. Klumb             10,000            7.7%        $3.50      7/4/09/(3)/  $22,011 $55,781
John Wiegand                     --            0.0%           --          --
Jaime Valdes                     --            0.0%           --          --

--------
(1) Stock options exercisable into 129,400 shares of Common Stock were granted to all employees, non-employee directors of the Company and related parties as a group during the fiscal year ended June 30, 2000.
(2) The exercise price is the "fair market value" of the Company's Common Stock at the date of grant as determined in good faith by the Company's Board of Directors.
(3) Options lapsed upon the termination of Mr. Klumb's employment on November 12, 2000.
(4) The dollar amounts under the potential realizable values column use the 5% and 10% rates of appreciation permitted by the Securities and Exchange Commission, and are not intended to forecast actual future appreciation in the stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock. There can be no assurance that the amounts reflected in this table will be achieved. The assumed rates are compounded annually to the full ten-year term of the options.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                    VALUES

   The following table presents information concerning stock option exercises by the named executive officers and the fiscal year-end option values.

                                                         Number of           Value of Unexercised
                                                   Securities Underlying         in-the-money
                                                    Unexercised Options           Options at
                              Shares                 at June 30, 2000            June 30, 2000/(1)/
                            Acquired on  Value   ------------------------- -------------------------
Name                         Exercise   Realized Exercisable Unexercisable Exercisable Unexercisable
----                        ----------- -------- ----------- ------------- ----------- -------------
Louis M. Brown, Jr.             --        --          --            --         --           --
Charles L. Dunlap               --        --      66,000       134,000         --           --
Jerry L. Little                 --        --      35,000            --         --           --
William R. Klumb                --        --      11,550        30,450         --           --
John Wiegand                    --        --      13,760         8,740         --           --
Jaime Valdes                    --        --      24,999        25,001         --           --

--------
(1) The closing price for the Company's Common Stock as reported by the Nasdaq Stock Market on June 30, 2000, was $0.719. Based on this closing price, none of the options were in-the-money as of fiscal year end.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth the shares of Common Stock beneficially owned by (i) persons known by the Company to beneficially own greater than 5% of the Company's outstanding stock, (ii) each director and nominee of the Company, (iii) each of the named executive officers, and (iv) all directors, nominees and executive officers of the Company as a group. Except as otherwise indicated, (a) the Company believes that each individual owner listed below exercises sole voting and dispositive power over their shares; and (b) the information presented is as of the Record Date.

                                  Amount of       Percentage of Outstanding
Name of Beneficial Owner     Beneficial Ownership     Common Stock/(1)/
------------------------     -------------------- -------------------------
Five-Percent Shareholders:
Avenir Corporation/(2)/           1,211,941                 15.0%
Falcon Solutions, Ltd./(3)/         520,421                  6.5%
William P. Stiritz/(4)/             500,000                  6.2%
Directors and Executive
 Officers:
Louis M. Brown, Jr.               1,407,500                 17.4%
Lynn E. Caruthers/(5)/              148,293                  1.8%
Charles L. Dunlap/(6)/               12,500                    *
William R. Klumb                     43,190                    *
Woodley A. Allen/(7)/                59,062                    *
Bernard H. Clineburg/(8)/            33,471                    *
Bassam N. Ibrahim/(9)/               27,812                    *
Arthur C. Kellar/(10)/              331,636                  4.1%
Mauricio Zambrano/(11)/             523,092                  6.5%
Jaime Valdes/(12)/                   74,420                    *
Jerry L. Little/(13)/                35,000                    *
John Wiegand/(14)/                   18,333                    *
Everett F. Casey                      6,000                    *
Robert R. Falconi                   196,450                  2.4%
All directors and executive
 officers as a group (20
 persons)/(15)/                   3,093,580                 37.2%

--------
   *Represents less than 1%.
  (1) Percentages are based on 8,074,150 shares issued and outstanding on January 23, 2001 plus, for each person, the shares that would be issued assuming that such person exercises all options it holds that are exercisable through March 24, 2001.
  (2) As reported in Schedule 13G (Amendment No. 2) filed with the Commission on February 15, 2001. Avenir Corporation's business address is 1725 K Street, NW, Suite 410, Washington, DC 20006.
  (3) As listed in the Company's stock transfer records. The business address of Falcon Solutions, Ltd. ("Falcon") is P.O. Box 531628, Harlingen, Texas 78553. Falcon is 100% owned by members of Mr. Mauricio Zambrano's family. Mr. Zambrano, a director of the Company, owns more than 10% of Falcon.
  (4) As reported on Schedule 13D filed with the Commission on December 31, 1997. Does not include 10,000 shares owned by Mr. Stiritz's son, of which Mr. Stiritz disclaims beneficial ownership. Mr. Stiritz's business address is 10401 Clayton Road, Suite 101, St. Louis, Missouri 63131.
  (5) Includes 24,500 shares held by CARFAM Associates and 77,938 shares held by Caruthers Properties, Ltd., limited partnerships in which Ms. Caruthers holds limited partnership interests, and options to purchase 12,500 shares that Ms. Caruthers may exercise through March 24, 2001. Does not include a Restricted Share award of 3,750 shares.
  (6)  Does not include a Restricted Share award of 37,500 shares.
  (7) Includes options to purchase 22,500 shares that are exercisable through March 24, 2001. Does not include a Restricted Share award of 3,750 shares.

 (8) Includes options to purchase 12,500 shares that are exercisable through March 24, 2001. Does not include a Restricted Share award of 3,750 shares.
 (9) Includes options to purchase 12,500 shares that are exercisable through March 24, 2001. Does not include a Restricted Share award of 3,750 shares.
(10) Includes options to purchase 37,500 shares that are exercisable through March 24, 2001. Does not include a Restricted Share award of 3,750 shares.
(11) Includes options to purchase 450 shares and shares held by Falcon. Falcon is 100% owned by members of Mr. Zambrano's family. Mr. Zambrano owns more than 10% of Falcon.
(12) Includes options to purchase 24,999 shares that are exercisable through March 24, 2001.
(13) Includes options to purchase 35,000 shares that are exercisable through March 24, 2001.
(14) Includes options to purchase 13,833 shares that are exercisable through March 24, 2001. Does not include a Restricted Share award of 11,250 shares.
(15) Includes options to purchase 231,412 shares that are exercisable through March 24, 2001. Does not include Restricted Share awards of 37,500 shares.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers to file reports of ownership and changes of ownership with the SEC and the Nasdaq Stock Market. The Company believes that during the period from July 1, 1999 through June 30, 2000, its directors and executive officers complied with all applicable Section 16(a) filing requirements, except as follows: George A. Bavelis, a director of the Company until his resignation from the Board in January 2001, was delinquent in filing a Form 4 in December 1999 and in January 2000 to report purchases of 700 shares and 600 shares of Company Common Stock, respectively.

                            EMPLOYMENT ARRANGEMENTS

   General. Effective August 4, 2000, the Company entered into an employment agreement with Louis M. Brown, Jr. pursuant to which Mr. Brown agreed to serve as President and Chief Executive Officer. Under this agreement, Mr. Brown receives a salary of $1.00 for the first year, following which Mr. Brown will receive a base salary and other compensation as may be determined by the Organization and Compensation Committee of the Board of Directors.

   Mr. Brown replaced Charles L. Dunlap, who resigned on August 4, 2000. In October 1998, the Company entered into an employment agreement with Mr. Dunlap, pursuant to which Mr. Dunlap agreed to serve as President and Chief Executive Officer for a period of three years. The agreement also provided that Mr. Dunlap was to serve as a member of the Company's Board of Directors. Mr. Dunlap received a base salary of $200,000 per annum. (This amount was increased to $250,000 per annum in September 1999.) Under the terms of the employment agreement, Mr. Dunlap was required to maintain the confidentiality of proprietary business or technical information he obtained in the course of his employment with the Company, and he is prohibited from competing with the Company in the United States for a period of two years from August 4, 2000, the date of his resignation. In connection with Mr. Dunlap's resignation, the Company has paid him $110,961 as of the date of this proxy statement. In addition, the Company has agreed to pay him $10,000 per month from March 2001 through August 2002 and $20,000 per month from September 2002 through November 2002. The Company will make a final payment of $9,039 to Mr. Dunlap on December 15, 2002. The remaining unvested 37,500 shares of Mr. Dunlap's Restricted Share award will vest on March 31, 2002 and no shares will be issued prior to that date unless the following conditions are satisfied: (a) if the Company's stock price closes at $6.00 per share, 25,000 shares will become vested; and (b) if the Company's stock price closes at $8.00 per share, all of the shares will become vested.

   In June 1999, the Company entered into an agreement with Jerry L. Little pursuant to which Mr. Little agreed to serve as Senior Vice President and Chief Financial Officer. Mr. Little received a base salary of $20,000 per month. In conjunction with Mr. Little's employment, Mr. Little was granted an option to purchase 35,000 shares of the Company's Common Stock. The agreement provided that either Mr. Little or the Company may terminate the agreement by providing 90 days notice. Mr. Little's employment was terminated on September 6, 2000. As of his date of termination, all of the options had vested as a result of the achievement of performance goals. The options expire in June 2009.

   Revised Employment Agreements. In March 1999, the Company granted stock options and awards to certain executive officers. As a condition to the grant of certain options, those executive officers that had entered into employment agreements previously were asked to terminate these prior agreements and enter into new employment agreements. In April 1999 and September 1999, the Company entered into revised employment agreements with Jaime Valdes and William R. Klumb, respectively, pursuant to which Mr. Valdes agreed to serve as Senior Vice President--Latin American and Mr. Klumb as Vice President--Car Wash Division for a period of three years beginning April 1, 1998 and August 26, 1997, respectively. Messrs. Valdes and Klumb each received a base salary of $120,000 per annum under these agreements. Under the terms of the employment agreements, Messrs. Valdes and Klumb are required to maintain the confidentiality of proprietary business or technical information they obtain or have obtained in the course of their employment with the Company, and are prohibited from competing with the Company in the United States during any time they are performing duties for the Company and for a period of two years thereafter except that, because Mr. Klumb's employment was terminated by the Company on November 12, 2000 other than for cause, Mr. Klumb's non-competition covenant expired as of such date. In the event Mr. Valdes' employment is terminated by the Company other than for cause, or is terminated by either one of them for good reason (e.g., following a change of control of the Company), Mr. Valdes will be entitled to receive a severance benefit equal to his base salary at the rate in effect at the time of termination for the lesser of 12 months or the remainder of his initial term (if it has not yet expired) or the number of months remaining in any additional one-year term arising thereafter, and will be entitled to receive any salary and benefits accrued, vested or unpaid as of the date of termination.

                         SHAREHOLDER RETURN COMPARISON

   Set forth below is a line-graph presentation comparing the cumulative shareholder return on the Company's Common Stock, on an indexed basis, against the cumulative total returns of the NASDAQ Stock Market (U.S. Index), an index composed of peer companies named below in footnote(1), the Russell 2000 Index, the S&P Small Cap 600 Index, the S&P Auto Parts & Equipment Index and the Nasdaq Retail Trade Index since the Company's initial public offering (November 6, 1997 = 100):

                COMPARISON OF 32 MONTH CUMULATIVE TOTAL RETURN*
   AMONG PRECISION AUTO CARE, INC., NASDAQ STOCK MARKET, RUSSELL 2000 INDEX,
             THE S&P AUTO PARTS & EQUIPMENT INDEX AND A PEER GROUP


                 [GRAPH APPEARS HERE -- SEE PLOT POINTS BELOW]

                                    November 6, 1997     June 30, 1998     June 30, 1999     June 30, 2000
                                    ----------------     -------------     -------------     -------------
PRECISION AUTO CARE, INC.                 100                109.72             34.03              7.82
NASDAQ STOCK MARKET                       100                118.80            171.06            252.70
RUSSELL 2000 INDEX                        100                109.16            102.92            100.01
S&P AUTO PARTS & EQUIPMENT INDEX          100                152.79            156.20             95.06
PEER GROUP(1)                             100                106.13            108.71             68.37

 *  $100 INVESTED ON 11/6/97 IN STOCK OR ON 10/31/97
    IN INDEX--INCLUDING REINVESTMENT OF DIVIDENDS.
    FISCAL YEAR ENDING JUNE 30.

--------
(1) The peer group index prepared for the purposes of this line-graph includes the following automotive companies: Auto Zone, Inc., Genuine Parts Company, O'Reilly Automotive, Inc., Discount Auto Parts, Inc., Monro Muffler & Brake, Inc., Pep Boys, Inc., and Pennzoil Company.

Item 4: Approval of Amendment to the 1999 Stock Option Plan

   Subject to shareholder approval, the Board of Directors has adopted an amendment to the Precision Auto Care, Inc. 1999 Employee Stock Option and Restricted Stock Plan (the "1999 Plan") to increase the maximum number of shares of the Company's Common Stock available for issuance under the 1999 Plan from 600,000 shares to 1,600,000 shares. Approval of the amendment will cause certain option grants to become fully effective as described below under "Awards." The 1999 Plan is intended as an incentive to attract qualified individuals to join the Company as employees as well as to retain and motivate existing employees by providing them with the opportunity to increase their proprietary interests in the Company. The Board of Directors believes that having a personal stake in the Company increases an individual's interest in the Company's growth and success and provides a long-range inducement for continued employment with the Company.

   As of the date of this proxy statement, there were no shares of Common Stock underlying options and Restricted Share awards available to be granted under the 1999 Plan.

Summary of the 1999 Plan

   The 1999 Plan is administered by the Organization and Compensation Committee of the Board of Directors. Six hundred thousand (600,000) shares of the Company's Common Stock presently are reserved for issuance under the 1999 Plan. No member of the Committee and no member of the Board of Directors who is not also an employee is eligible to participate in the 1999 Plan.

   Option Grants. Options recommended by the Committee must be approved by the Board of Directors before they may be granted. The exercise price for options issued under the 1999 Plan shall be the fair market value at the time of the grant. Fair market value is defined as the then current fair market value of the Company's Common Stock as determined by reference to the selling price of the shares on the applicable market. Options under the 1999 Plan may not be granted after March 31, 2009. Options may extend for a period of up to 10 years from the date of grant with the actual term to be established by the Board of Directors at the time of grant. Upon termination of an option holder's active employment with the Company and its subsidiaries for any reason (including illness or disability) but not including death or retirement, the option and rights thereunder shall terminate on the date of termination of employment. The Board of Directors has the discretion in the event the option holder takes a leave of absence from the Company and its subsidiaries for personal reasons or for military service to take such action in respect of the option as the Board of Directors may deem appropriate, including extending the time following termination of active employment during which the option holder is entitled to purchase the shares of Common Stock subject to his or her option. If an option holder's employment with the Company and its subsidiaries terminates by reason of death or retirement pursuant to normal Company policies, the retired employee or personal representative of the deceased employee may elect to exercise the option within ninety (90) days of the termination of the option holder's employment. In no event may any option be exercised after the expiration of its term. Options are nontransferable and nonassignable except by inheritance.

   The purchase price for shares of Common Stock on the exercise of options generally may be paid either in cash, by delivering to the Company shares of Common Stock previously owned by the option holder for at least six months that, together with any cash tendered with the shares, will equal in value the full purchase price, or through a "cashless" exercise whereby a broker sells shares acquired on exercise to pay the exercise price.

   The Board of Directors has the discretion to grant either incentive stock options or nonqualified stock options under the 1999 Plan. The principal difference between these two types of options is their tax consequences, as discussed below.

   Restricted Share Awards. The Committee may, in its sole discretion, issue Common Stock as compensation for services rendered to the Company and its subsidiaries. The Committee may subject such shares to any restrictions it deems appropriate at the time of making the award, such as conditions relating to performance, vesting, sale, assignment, encumbrance or other transfer. The Committee may also subject the issuance of shares of Common Stock to conditions or restriction. These shares of Common Stock thus are called

"Restricted Shares." The terms, conditions and any performance requirements of Restricted Shares will be determined by the Committee and set forth in a written agreement executed by the Company and the employee. The holders of Restricted Shares will have the same voting, dividend and other rights as the Company's other shareholders once the Restricted Shares are issued. Restricted Shares may be sold or awarded under the 1999 Plan for such consideration as the Committee may determine, including cash, cash equivalents, full-recourse promissory notes, past services and future services. If an award consists of newly-issued Restricted Shares, the employee must furnish consideration to the Company with a value not less than the par value of such Restricted Shares in the form of cash, cash equivalents or past services rendered to the Company or its subsidiaries, as the Committee may determine.

   In General. The 1999 Plan is not qualified under Section 401(a) of the Internal Revenue Code (the "Code") and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. The 1999 Plan contains provisions to prevent dilution in case of stock dividends, stock splits and changes in the structure of shares of the Common Stock. The 1999 Plan may be amended, modified or discontinued at any time by the Board of Directors, except that the Board does not have the power without shareholder approval to
(i) revoke or alter the terms of any valid option or Restricted Share award previously made pursuant to the 1999 Plan, (ii) increase the number of shares of Common Stock to be reserved for issuance and sale pursuant to options or Restricted Share awards made pursuant to the 1999 Plan, (iii) decrease the exercise price of options granted pursuant to the 1999 Plan, (iv) change the class of employee to whom options or Restricted Share awards may be made pursuant to the 1999 Plan, or (v) provide for options exercisable more than 10 years after the date granted.

Certain Tax Consequences of the 1999 Plan

   The following discussion of the Federal tax consequences of the 1999 Plan is based on the Internal Revenue Code provisions currently in effect, current regulations thereunder, and existing administrative rulings of the Internal Revenue Service. The discussion is limited to the tax consequences on United States citizens and does not consider the potential impact of state tax laws. It is not intended to be a complete discussion of all of the United States income tax consequences of the 1999 Plan or of all the requirements that must be satisfied to qualify for the tax treatment described in this discussion. Changes in the law and the regulations may modify the discussion, and, in some cases, changes may be retroactive. In addition, the tax consequences may vary depending on the personal circumstances of individual holders of options and Restricted Shares, and tax requirements applicable to residents of countries other than the United States.

   Options. An option holder will not recognize income upon the grant of an option under the 1999 Plan, or at any other time prior to the exercise of the option. Upon exercise of a nonqualified option, the option holder will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date the option is exercised over the option price of the Common Stock. This income is subject to withholding and other employment taxes. The Company then will be entitled to a deduction in a like amount for compensation paid to the option holder. The ordinary income recognized upon exercise of the option will constitute "personal service income" for purposes of Federal income taxes.

   A subsequent taxable disposition of shares of Common Stock acquired upon exercise of a nonqualified option and held as a capital asset will result in a capital gain or loss measured by the difference between the fair market value of the stock on the date the option was exercised and the amount realized on later disposition.

   An option holder will not recognize income upon the grant or exercise of an incentive stock option under the 1999 Plan if (i) no disposition of the Common Stock acquired pursuant to the option is made by the option holder within two years from the date of the granting of the option or within one year after the transfer of such Common Stock to the option holder and (ii) at all times during the period beginning on the date the option was granted and ending on the day three months before the date of such exercise, the option holder was an employee of the Company. The difference between the fair market value of the Common Stock on the date of exercise and the option price, however, is an item of tax preference for purposes of the alternative minimum tax.

   If an option holder who has acquired shares of Common Stock by the exercise of an incentive stock option makes a taxable disposition of such Common Stock after satisfying the above holding period requirements, the option holder generally will recognize long-term capital gain or loss measured by the difference between the option price and the selling price. In such a case, the Company will not be entitled to any deduction for compensation paid to the option holder.

   If an option holder who has acquired shares of Common Stock by the exercise of an incentive stock option makes a taxable disposition of such Common Stock within two years from the date of the granting of the option or within one year after the transfer of such Common Stock to the option holder, a disqualifying disposition occurs. In that event, the option holder recognizes ordinary income equal to the lesser of (i) the actual gain or (ii) the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. This income is subject to withholding and other employment taxes. The Company will then be entitled to a deduction in like amount for any compensation paid to the option holder. If a loss is sustained on such a disposition, the loss will generally be treated as a capital loss. If the amount received on the disqualifying disposition exceeds the fair market value of the Common Stock on the date of exercise, the excess will generally be either long- or short-term capital gain.

   Restricted Shares. Restricted Share awards are subject to a vesting schedule (or some other substantial risk of forfeiture). If a holder of Restricted Shares separates from employment before vesting in the shares, the shares are forfeited and revert to the Company. If the employee paid for the shares, the purchase price will be refunded. Generally, the employee will not recognize taxable income at the time of an award or purchase of Restricted Shares. However, the employee may make an election under Section 83(b) of the Code to be taxed at the time of the award.

   If an election under Section 83(b) of the Code to recognize income at the time of the award or purchase is not timely made, the employee will recognize taxable income at the time of vesting. The taxable income will be equal to the excess of the fair market value of the Restricted Shares at the time the shares vest over the amount (if any) that the employee paid for the Restricted Shares.

   If an employee receives or purchases Restricted Shares that remain subject to vesting, the employee may elect under Section 83(b) of the Code to include as ordinary income in the year of the award or purchase an amount equal to the excess of (a) the fair market value of the shares on the transfer date over
(b) the purchase price (if any) paid for the shares. The fair market value of the Restricted Shares will be determined as if the shares were not subject to forfeiture. If the employee makes the Section 83(b) election, the employee will not recognize any additional income when the shares vest. Any appreciation in the value of the Restricted Shares after the award or purchase is not taxed as compensation but instead is taxed as capital gain when Restricted Shares are sold or transferred.

   If an employee makes a Section 83(b) election and the Restricted Shares are later forfeited, the holder is not entitled to a tax deduction or a refund of the tax already paid.

   Income that is characterized as compensation income, whether as a result of vesting in the Restricted Shares or in connection with a Section 83(b) election, will be subject to withholding and other employment taxes. The Company will be entitled to a deduction in like amount, and in the same tax year, for any compensation income reportable by the holder of Restricted Shares.

   Dividends received by a holder of Restricted Shares on unvested Restricted Shares are treated as taxable compensation and are subject to withholding if the holder is an employee or former employee. The Company is entitled to a deduction equal to the amount of the dividends paid on unvested Restricted Shares. Dividends received on Restricted Shares subject to a Section 83(b) election are taxed as dividends instead of compensation.

   Approval of the adoption of the 1999 Plan and the reservation of an additional 1,000,000 shares of Common Stock for issuance under the 1999 Plan is subject to the affirmative vote of the holders of a majority of voting power of the Company Common Stock present in person or represented by proxy at the Special Meeting.

   Awards. As of the Record Date, Mr. Brown, a director, President and Chief Executive Officer, has received no options or Restricted Share awards under the 1999 Plan; Mr. Dunlap, former President and Chief Executive Officer, has received options for a total of 100,000 shares and Restricted Share awards covering 50,000 shares; Mr. Little, former Senior Vice President and Chief Financial Officer, has received options for a total of 35,000 shares; Mr. Klumb, former Vice President--Car Wash Division, has received options for a total of 20,000 shares and Restricted Share awards covering 10,000 shares; Mr. Wiegand, Senior Vice President--Franchise Operations, has received options for a total of 25,000 shares and Restricted Share awards covering 15,000 shares; and Mr. Valdes, Senior Vice President--Latin America, has received options for a total of 25,000 shares. All current directors and nominees for the position of director (who are not executive officers) have received options for a total of no shares and Restricted Share awards covering no shares. In addition, Messrs. Casey and Falconi and David J. Yakaitis, Vice President--Strategic Programs, have received more than 5% of the awards granted in the amounts of 35,000 shares, 250,000 shares, and 160,000 shares, respectively. As of the Record Date, all employees other than executive officers have received options for a total of 29,625 shares.

   Under the terms of the 1999 Plan as currently in effect, the Board of Directors is authorized to issue 600,000 shares. In connection with the hiring of new management, the Board of Directors deemed it in the best interests of the Company to make grants under the 1999 Plan. An option award to Douglas Krueger in the amount of 10,000 shares and a portion of Mr. Falconi's option award for 250,000 shares resulted in the Company exceeding its limit under the 1999 Plan. The approval of this amendment to the 1999 Plan to increase the number of shares of Common Stock issuable under the plan to 1,600,000 will result in the full effectiveness of the portion of these awards that exceed the 600,000-share limit.

   THE BOARD OF DIRECTORS RECOMMENDS THAT ALL SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1999 STOCK OPTION PLAN.

Item 5: Ratification of Issuance of 1,700,000 Shares of Common Stock to Louis
M. Brown, Jr.

   On August 4, 2000, Mr. Brown joined the Company as a director and its President and Chief Executive Officer. In connection with his acceptance of these positions, the Company offered Mr. Brown 1,700,000 shares of Common Stock for an aggregate amount of $750,000, or $0.44 per share, subject to ratification by shareholders. The closing price of the Common Stock on the NASDAQ Stock Market on August 3, 2000, the date that the Company entered into a letter agreement with Mr. Brown pursuant to which he agreed to buy these shares of Common Stock, was $0.313 per share. Mr. Brown received certain representations and warranties from the Company in connection with the purchase of such shares, as well as certain rights including registration rights. In August 2000, Mr. Brown gifted 100,000 shares to each of Messrs. Falconi and Yakaitis, subject to shareholder ratification of his initial purchase.

   The Board of Directors authorized this private placement to Mr. Brown both as an inducement for Mr. Brown to assume the position of President and Chief Executive Officer as well as to raise additional working capital. The Board of Directors believed it was in the best interests of shareholders for Mr. Brown to assume this role with the Company and, in connection therewith, to obtain a substantial ownership stake in the Company in order that Mr. Brown's interests would be aligned with the interests of the shareholders. As a result of this issuance to Mr. Brown, 49.8% of the outstanding shares of Common Stock, including the 2,000,000 shares of Common Stock issuable upon the exercise of warrants as discussed below, are beneficially owned as of the date of this proxy statement by officers and directors of the Company.

   Rules applicable to issuers, such as the Company, whose shares are listed on the NASDAQ Stock Market require shareholder approval of certain issuances of voting company stock. Under these rules, the issuance of Common Stock by the Company to Mr. Brown as set forth above is subject to the Company's receipt of shareholder approval. Accordingly, the Board of Directors is seeking shareholder ratification of the issuance of the 1,700,000 shares of Common Stock to Mr. Brown under the terms described herein.

   THE BOARD OF DIRECTORS RECOMMENDS THAT ALL SHAREHOLDERS VOTE FOR RATIFICATION OF THE ISSUANCE OF 1,700,000 SHARES TO LOUIS M. BROWN, JR.

Items 6 and 7: Ratification of Issuance of Warrants for 1,000,000 Shares of Common Stock to each of Arthur C. Kellar and Desarollo Integrado, S.A. de C.V.

   On September 29, 2000, the Company issued senior debentures to Precision Funding, LLC, an entity created, owned, and controlled by Arthur C. Kellar and Desarollo Integrado, S.A. de C.V., an entity controlled by Mr. Zambrano. Pursuant to the commitment made by Arthur C. Kellar and Desarollo Integrado, S.A. de C.V. on August 3, 2000, Precision Funding made available a credit facility of $11.25 million bearing interest at a fixed rate of 12% per annum with provisions for higher rates in the event of default, and is to mature on September 1, 2003, if not paid prior to that time. Substantially all assets of the Company have been pledged as collateral and the Company may not pay any dividends without the written consent of Precision Funding. Precision Funding used the facility to purchase the Loan documents by which the Line of Credit Loan and Acquisition Line of Credit were made available to the Company by First Union National Bank. The bridge loan that was made on August 4, 2000 by Arthur C. Kellar and by Desarollo Integrado, S.A. de C.V. was discharged and deemed advanced under the new credit facility. Further, $991,000 of mortgage debt payable to FFCA was repaid in full. An origination fee is to be paid in the form of a warrant entitling Mr. Kellar and Desarollo Integrado each to purchase 1,000,000 shares of Common Stock at an exercise price of $0.275 per share, a price above the August 4, 2000 closing price of $0.219. The warrants contain anti-dilution adjustments in the event of certain dilutive issuances of securities by the Company. The warrants are subject to shareholder approval. In the event the shareholders approve the issuance of these warrants, the warrants will be immediately exercisable into approximately 20% of the outstanding shares of Common Stock of the Company. The exercise of these warrants by either Mr. Kellar or Desarollo Integrado, S.A. de C.V. may result in immediate and substantial dilution to shareholders of the Company. In the event the shareholders do not approve the issuance of these warrants, Mr. Kellar and Desarollo Integrado, S.A. de C.V. will be entitled to alternative consideration to be agreed upon by the parties.

   The Board of Directors entered into this transaction because it believed the terms of this financing were in the best interests of the Company and its shareholders. Rules applicable to issuers, such as the Company, whose shares are listed on the NASDAQ Stock Market require shareholder approval of certain issuances of voting company stock. Under these rules, the issuance of warrants to purchase Common Stock by the Company to Mr. Kellar and Desarollo Integrado, S.A. de C.V. as set forth above is subject to the Company's receipt of shareholder approval. Accordingly, the Board of Directors is seeking shareholder ratification of the issuance of warrants for 1,000,000 shares of Common Stock to each of Mr. Kellar and Desarollo Integrado, S.A. de C.V. under the terms described herein.

   THE BOARD OF DIRECTORS RECOMMENDS THAT ALL SHAREHOLDERS VOTE FOR RATIFICATION OF THE ISSUANCE OF WARRANTS TO MR. KELLAR AND DESAROLLO INTEGRADO, S.A. DE C.V.

Items 8, 9 and 10: Approval of the Issuance of Options to Purchase shares of Common Stock to Woodley A. Allen, Bassam N. Ibrahim and Bernard H. Clineburg

   The Board of Directors recognized the significant contributions made by Messrs. Allen, Ibrahim and Clineburg in obtaining the loan commitment from Precision Funding, LLC described above. Accordingly, the Board of Directors granted to Mr. Allen options to purchase 50,000 shares of Common Stock and to each of Messrs. Ibrahim and Clineburg options to purchase 20,000 shares of Common Stock, subject to shareholder approval. The options granted to Messrs. Allen, Ibrahim and Clineburg have an exercise price of $0.219 per share, the closing price of the Common Stock on August 4, 2000, the date of each grant. In the event the shareholders approve issuance of these options, the options will be immediately exercisable.

   Rules applicable to issuers, such as the Company, whose shares are listed on the NASDAQ Stock Market require shareholder approval of certain issuances of voting company stock. Under these rules, the Company's issuance of options to purchase Common Stock to Messrs. Allen, Ibrahim and Clineburg as set forth above is subject to the Company's receipt of shareholder approval. Accordingly, the Board of Directors is seeking shareholder approval of the issuance of the options to Messrs. Allen, Ibrahim and Clineburg under the terms described herein.

   THE BOARD OF DIRECTORS RECOMMENDS THAT ALL SHAREHOLDERS VOTE FOR APPROVAL OF THE ISSUANCE OF THE OPTIONS TO MESSRS. ALLEN, IBRAHIM AND CLINEBURG.

Item 11: Ratification of Appointment of Independent Auditors

   At the Annual Meeting, the shareholders will be asked to ratify the appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending June 30, 2001. The Board of Directors, on the recommendation of the Finance and Audit Committee, has decided to terminate Ernst & Young LLP's appointment as its auditor and has appointed the firm of Grant Thornton LLP as auditors to make an examination of the accounts of the Company for the 2001 fiscal year. Ernst & Young LLP has made the annual audits of the Company from 1997 until the year ended June 30, 2000. In connection with its reports on the financial statements of the Company for each of the years in which it performed an audit, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. In addition, these audit reports did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

   Ratification of the appointment of the independent auditors will require the affirmative vote of holders of shares of Common Stock representing a majority of the number of votes present in person or represented by proxy at the Annual Meeting, provided a quorum is present. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

   THE BOARD OF DIRECTORS RECOMMENDS THAT ALL SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

                          THE AUDIT COMMITTEE REPORT

   The Finance and Audit Committee of the Board of Directors (the "Audit Committee") is composed of three independent directors and operates under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix A. The Audit Committee reviews audit fees and recommends to the Board of Directors, subject to shareholder ratification, the selection of the Company's independent accountants. Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes and to report thereon to the Board of Directors. In this context, the Audit Committee has met and held discussions with management and Ernst & Young LLP, the Company's independent accountants as of the fiscal year ended June 30, 2000.

   Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and Ernst & Young LLP.

   The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Accounting Standards), including the scope of the auditor's responsibilities, significant accounting adjustments and any disagreements with management.

   The Audit Committee also has received the written disclosures and the letter from Ernst & Young LLP relating to the independence of that firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Ernst & Young LLP that firm's independence from the Company.

   Based upon the Audit Committee's discussions with management and Ernst & Young LLP and the Audit Committee's review of the representation of management and the report of Ernst & Young LLP to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended June 30, 2000 filed with the Securities and Exchange Commission.

   During the fiscal year ended June 30, 2000, Ernst & Young LLP billed the Company the fees set forth below in connection with services rendered by that firm to the Company.

   Audit Fees. For professional services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2000, and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year ended June 30, 2000, Ernst & Young LLP billed the Company fees in the aggregate amount of $164,100.

   Financial Information Systems Design and Implementation Fees. For the fiscal year ended June 30, 2000, there were no fees billed by Ernst & Young LLP for professional services rendered in connection with financial information systems design and implementation.

   All Other Fees. For professional services other than those described above rendered by Ernst & Young LLP for the fiscal year ended June 30, 2000, Ernst & Young LLP billed the Company fees in the aggregate amount of $156,641, including fees billed for services rendered in connection with the performance of internal audit procedures for the Company.

   The Audit Committee has considered whether the provision of services described above under "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining the independence of Ernst & Young LLP.

                                          THE AUDIT COMMITTEE

                                          George A. Bavelis, Chairman
                                          Arthur C. Kellar
                                          Bernard H. Clineburg

   October 9, 2000

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   On September 29, 2000, the Company issued senior debentures to Precision Funding, LLC, an entity created, owned, and controlled by Arthur C. Kellar and Desarollo Integrado, S.A. de C.V., an entity controlled by Mr. Zambrano Pursuant to the commitment made by Arthur C. Kellar and Desarollo Integrado, S.A. de C.V. on August 3, 2000, Precision Funding made available a credit facility of $11.25 million bearing interest at a fixed rate of 12% per annum with provisions for higher rates in the event of default, and is to mature on September 1, 2003, if not paid prior to that time. Substantially all assets of the Company have been pledged as collateral and the Company may not pay any dividends without the written consent of Precision Funding. Precision Funding used the facility to purchase the Loan documents by which the Line of Credit Loan and Acquisition Line of Credit were made available to the Company by First Union National Bank. The bridge loan that was made on August 4, 2000 by Arthur C. Kellar and by Desarollo Integrado, S.A. de C.V. was discharged and deemed advanced under the new credit facility. Further, $991,000 of mortgage debt payable to FFCA was repaid in full. An origination fee is to be paid in the form of a warrant entitling each of Mr. Kellar and Desarollo Integrado, S.A. de C.V. to purchase 1,000,000 shares of common stock at an exercise price of $0.275 per share, a price above the August 4, 2000 closing price of $0.219. The warrants contain anti-dilution adjustments in the event of certain dilutive issuances of securities by the Company. The warrants are subject to shareholder approval as set forth under Items 6 and 7 in this proxy statement. In the event the shareholders approve the issuance of these warrants, the warrants will be immediately exercisable into approximately 20% of the outstanding shares of Common Stock of the Company. The exercise of these warrants by either Mr. Kellar or Desarollo Integrado, S.A. de C.V. may result in immediate and substantial dilution to shareholders of the Company. In the event the shareholders do not approve the issuance of these warrants, Mr. Kellar and Desarollo Integrado, S.A. de C.V. will be entitled to alternative consideration to be agreed upon by the parties.

   In December 1999, the Company sold two Company-owned car washes located in Columbus, Ohio to Magna National Realty, LLC ("Magna National") for $915,000. Magna National is owned by George A. Bavelis (a director of the Company until his resignation on January 9, 2001), Ernest S. Malas (who served as a director of the Company from April 2000 until his resignation on November 7, 2000) and Effie L. Eliopulos (a director of the Company until her resignation in January
2000). These car washes were appraised to be worth $900,000 according to appraisals dated July 1998. The fairness of the negotiated sales price was determined at the time of the transaction by Charles L. Dunlap, then the Company's Chief Executive Officer, and later formally approved by a group of disinterested directors of the Company pursuant to the Company's conflict of interest policy. The Company has been paid the purchase price in full.

   On August 31, 2000, the Company also sold to Magna National four car washes and one combination car wash/lube center located in the Columbus, Ohio area for $1,800,000. As part of the sale, the Company also agreed to franchise the sites for five years without royalties so long as equipment manufactured by HydroSpray Car Wash Equipment Co., Ltd. ("HydroSpray"), a subsidiary of the Company, was used in their operations and to waive royalties on Precision Auto Wash franchises previously granted to Magna National or its affiliates for five years. In addition, the Company agreed to install at one of the car washes HydroSpray equipment having a value of $125,345. The fairness of the negotiated sales price was determined at the time of transaction by Charles L. Dunlap, then the Company's Chief Executive Officer, and later formally approved by a group of disinterested directors of the Company pursuant to the Company's conflict of interest policy.

   In December 1999, the Company entered into a letter of intent for the sale of three Company-owned car washes, two of which are located in Delaware, Ohio and one of which is located in Marion, Indiana, to Sandusky Lube Limited, LLC ("Sandusky Lube") for $1,225,000. Sandusky Lube is partially owned by Ernest
S. Malas, who became a director of the Company in April 2000 and who resigned as a director on November 7, 2000, and Harriet Malas, Mr. Malas' mother. These car washes were appraised to be worth $1,064,000 according to appraisals dated July 1998. The fairness of the negotiated sales price was determined at the time of the transaction by Charles L. Dunlap, then the Company's Chief Executive Officer, and later formally approved by a group of disinterested directors of the Company pursuant to the Company's conflict of interest policy. The sale of the two Delaware washes was closed on January 28, 2000 and the Company received $600,000. The sale of the Marion wash was closed on March 24, 2000 and the Company received $625,000.

   Bassam N. Ibrahim, a director of the Company, is a partner in Burns, Doane, Swecker & Mathis LLP, an Alexandria, Virginia law firm that performs legal services for the Company related to intellectual property protection. Fees paid to the firm by the Company in the fiscal year ended June 30, 2000 did not exceed five percent of the firm's gross revenues.

   Ernest S. Malas, who resigned as director of the Company on November 7, 2000, served as a consultant to the Company. The Company entered into an independent contractor agreement with Mr. Malas in November 1997 pursuant to which Mr. Malas agreed to serve as a senior business development consultant to the Company for a period of three years. From July 1998 to December 1998, Mr. Malas served as Senior Vice President of the Company, after which he returned to his independent contractor status under the terms of the November 1997 agreement. Pursuant to the agreement, Mr. Malas was paid $10,000 per month plus expenses. The independent contractor agreement expired in November 2000.

   Messrs. Klumb and Bavelis, each a director of the Company until their resignations in January 2001, and Mr. Malas, a director of the Company until his resignation on November 7, 2000, are directly or indirectly parties to franchise agreements with the Company. Payments under the franchise agreements may exceed the sum of $60,000 over the terms of the respective agreements.

   The Company is subject to a suit filed in the State of Florida by a former Precision Tune Auto Care franchisee. The franchisee is alleging breach of contract and personal slander. In March 2000, a judgment of $841,094 plus attorney's fees was entered against the Company. In connection with this matter, Arthur C. Kellar, a director of the Company, provided a letter of credit to permit the Company to post a bond during the pendency of the appeal. In exchange for his providing the letter of credit, the Company agreed to issue Mr. Kellar 25,000 shares of Common Stock pursuant to a letter agreement dated June 14, 2000.

   On October 15, 1998, the Company entered into a subordinated debenture with Board LLC, a limited liability company organized and funded by 11 directors serving on the Board as of the time of the transaction, four of whom, Messrs. Allen, Ibrahim and Kellar and Ms. Caruthers, are current directors or nominees. The sole purpose of this subordinated debenture was to provide additional financing to the Company. Under the terms of the agreement, the Company received $2 million and was to make monthly interest payments at an annual rate of 14% with the principal to be paid at the end of the loan term of twelve months. The terms of the subordinated debt call for increases in the interest rate if the Company defaults in the timely payment of interest on the subordinated debt. The Company is not permitted to make any payment with respect to the subordinated debt during the continuance of a default or event of default under the Bank Facility. Board LLC has approved the waiver of existing events of default and the extension of the maturity date on such debt to November 1, 2000 and the interest rate returned to 14% effective August 15, 1999. Subsequent to June 30, 2000, Board LLC extended the maturity date to and waived all debt covenants with respect to defaults through September 30, 2001. On February 21, 2001, Board LLC agreed to extend the maturity date to May 1, 2002 and to revise the payment schedule as follows:

  . $100,000 is due and payable to the holder on the first of each month from March 1, 2001 through August 1, 2001;

  . $150,000 is due and payable to the holder on the first of each month from September 1, 2001 through February 1, 2002;

  . $200,000 is due and payable to the holder on the first of each month from March 1, 2002 through April 1, 2002; and

  . $125,000 is due and payable to the holder on May 1, 2002, which amount shall constitute any and all accrued interest on the principal amount.

                SHAREHOLDER PROPOSALS AND NOMINATION PROCEDURES

   In order for a shareholder proposal to be considered for the 2001 Annual Meeting of Shareholders, currently scheduled for November 28, 2001, it must be received by the Company at its offices no later than August 28, 2001. All such shareholder proposals should be mailed to the Company at P. O. Box 5000, Leesburg, VA 20177-0500 and addressed to the attention of John N. Tarrant, Assistant Secretary. To be eligible for inclusion in the proxy material for that meeting, such proposals must conform to the requirements set forth in Regulation 14A under the Securities Exchange Act of 1934, as amended. In order to be considered at an Annual Meeting, a shareholder proposal must be presented by the proponents or their representatives in attendance at the meeting.

   For nominations by a shareholder to be properly considered at the Annual Meeting, the shareholder must notify the Secretary at least 70 and no more than 90 days before the first anniversary of the prior year's Annual Meeting unless the Annual Meeting date is advanced by more than 20 days, or delayed by more than 70 days, in which case the nomination must be delivered not earlier than the 90th day prior to the Annual Meeting and not later than the close of business on the later of the 70th day prior to the Annual Meeting or the 10th day following the day on which public announcement of the Annual Meeting date is made. Nominations submitted by shareholders must contain the nominee's qualifications, the nominee's written consent to serve if elected, and other information required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; the name, address and number of shares owned by the nominating shareholder; and whether the nominating shareholder is part of a group soliciting or intending to solicit proxies from shareholders.

                                 OTHER MATTERS

   The Board of Directors does not know of any other matters to be presented at the 2000 Annual Meeting or action to be taken thereat except those set forth in this Proxy Statement. If, however, any other business properly comes before the 2000 Annual Meeting, the persons named in the proxy accompanying this Proxy Statement will have the discretionary authority to vote upon such business, as well as matters incident to the conduct of the 2000 Annual Meeting.

   UPON THE WRITTEN REQUEST OF ANY RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S MOST RECENT FISCAL YEAR. ADDRESS REQUESTS TO JOHN N. TARRANT, ASSISTANT SECRETARY, PRECISION AUTO CARE, INC., P.O. BOX 5000, LEESBURG, VIRGINIA 20177-5000.

                                                                     APPENDIX A

                           PRECISION AUTO CARE, INC.
                            AUDIT COMMITTEE CHARTER
                              (Adopted June 2000)

PURPOSE

   The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

  . Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

  . Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

  . Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

   The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section 4 of this Charter.

   While the Audit Committee has the responsibilities set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Company's independent accountants. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountants or to assure compliance with laws, regulations and the Corporation's Code of Ethical Conduct.

COMPOSITION

   The membership of the Audit Committee shall meet the independence and experience requirements of the Nasdaq Stock Market. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

   The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

MEETINGS

   The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financials consistent with Section 4 below.

RESPONSIBILITIES AND DUTIES

   To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

 1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

 2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

 3. Review the regular internal reports to management prepared by the internal auditing department and management's response.

 4. Review with financial management and the independent accountants the Company's quarterly financial statements prior to the filing of its Form 10-Q or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accounts

 5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

 6. Review the performance of the independent accountants and approve any proposed discharge of the independent accounts when circumstances warrant.

 7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

Financial Reporting Processes

 8. In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

 9. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

10. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

Process Improvement

11. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

12. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

13. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

14. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate of time subsequent to implementation of changes or improvements, as decided by the Committee.)

Ethical and Legal Compliance

15. Review and update periodically the Company's Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

16. Review management's monitoring of the Corporation's compliance with the organization's Ethical Code, and ensure that management has the proper review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

17. Review activities, organizational structure, and qualifications of the internal audit department.

18. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

19. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

20. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                                                     APPENDIX B

                    PRECISION AUTO CARE, INC. 1999 EMPLOYEE
                    STOCK OPTION AND RESTRICTED STOCK PLAN

1. PURPOSE

   The proper execution of the duties and responsibilities of the executives and key employees of Precision Auto Care, Inc. (the "Corporation") and its subsidiaries is a vital factor in the continued growth and success of the Corporation. Toward this end, it is necessary to attract and retain effective and capable individuals to assume positions that contribute materially to the successful operation of the business of the Corporation and its subsidiaries. It will benefit the Corporation, therefore, to bind the interests of these persons more closely to its own interests by offering them an attractive opportunity to acquire a proprietary interest in the Corporation and thereby provide them with added incentive to remain in the service of the Corporation and its subsidiaries and to increase the prosperity, growth, and earnings of the Corporation. This stock option and restricted stock plan is intended to serve these purposes.

2. DEFINITIONS

   The following terms wherever used herein shall have the meanings set forth below.

   (a) The term "Award" means award of an Option or a Restricted Share under the Plan.

   (b) The term "Board of Directors" shall mean the Board of Directors of the Corporation.

   (c) The term "Change in Control of the Corporation" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of the Regulation 14A promulgated under the Exchange Act, whether or not the Corporation is in fact required to comply therewith, provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries or a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as the ownership of Common Stock of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities; (B) during any period of two consecutive years (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in clauses (A) or (D) of this definition) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; (C) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Corporation; or (D) the stockholders of the Corporation approve a merger, share exchange or consolidation of the Corporation with any other corporation, other than a merger, share exchange or consolidation that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Corporation of such surviving entity outstanding immediately after such merger, share exchange or consolidation, or the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale of disposition by the Corporation of all or substantially all the Corporation's assets.

   (d) The term "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

   (e) The term "Committee" shall mean a committee to be appointed by the Board of Directors to consist of three or more members, all of whom are members of the Board of Directors.

   (f) The term "Common Stock" shall mean the shares of common stock, par value $0.01 per share, of the Corporation.

   (g) The term "Corporation" shall mean Precision Auto Care, Inc., a Virginia corporation.

   (h) The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

   (i) The term "Fair Market Value" of the Common Stock shall be (a) the average on the applicable date of the high and low prices of a share of Common Stock on the principal national securities exchange on which shares of Common Stock are then trading, or, if shares were not traded on such date, then on the next preceding date on which a trade occurred; or (b) if Common Stock is not traded on a national securities exchange but is quoted on the National Association of Securities Dealers, Inc. Authorized Quotation System ("NASDAQ") or a successor quotation system, the last reported sale price on such date as reported by NASDAQ or such successor quotation system; or (c) if Common Stock is not traded on a national securities exchange and is not reported in NASDAQ or a successor quotation system, the closing bid price (or average bid prices) last quoted on such date by an established quotation service for over-the-counter securities; or (d) if Common Stock is not traded on a national securities exchange, is not reported on NASDAQ or a successor quotation system and is not otherwise publicly traded on such date, the fair market value of a share of Common Stock as established by the Board acting in good faith and taking into consideration all factors which it deems appropriate, including, without limitation, recent sale or offer prices for the Common Stock in private arm's-length transactions. During periods when the Fair Market Value of a share of Common Stock cannot be determined under any of the methods specified in clauses (a), (b) and (c), above, the Committee shall have the authority to establish the Fair Market Value of the Common Stock as of the beginning of (or periodically during) each fiscal year of the Company and to use such value for all transactions occurring thereafter within such fiscal year.

   (j) The term "Incentive Stock Option" shall mean any Option granted pursuant to the Plan that is designated as an Incentive Stock Option and which satisfies the requirements of Section 422(b) of the Code.

   (k) The term "Nonqualified Stock Option" shall mean any Option granted pursuant to the Plan that is not an Incentive Stock Option.

   (l) The term "Option" or "Stock Option" shall mean a right granted pursuant to the Plan to purchase shares of Common Stock.

   (m) The term "Option Agreement" shall mean the written agreement representing Options granted pursuant to the Plan as contemplated by Paragraph 7 of the Plan.

   (n) The term "Plan" shall mean the Precision Auto Care, Inc. 1999 Employee Stock Option and Restricted Stock Plan as originally approved by the Board of Directors on March 31, 1999, as the same may be amended from time to time.

   (o) The term "Restricted Share" means a share of Common Stock awarded under the Plan.

   (p) The term "Restricted Stock Agreement" means the agreement between the Corporation and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

   (q) The term "subsidiary" or "subsidiaries" shall mean a corporation of which capital stock possessing 50% or more of the total combined voting power of all classes of its capital stock entitled to vote generally in the election of directors is owned in the aggregate by the Corporation directly or indirectly through one or more subsidiaries.

3. EFFECTIVE DATE OF THE PLAN

   The Plan shall become effective upon stockholder approval, provided that such approval is received before the expiration of one year from the date the Plan is approved by the Board of Directors, and provided further that the Board of Directors may grant Options or award Restricted Shares pursuant to the Plan prior to stockholder approval if the grant of such Options or the award of such Restricted Shares by their terms are contingent upon subsequent stockholder approval of the Plan.

4. ADMINISTRATION

   (a) The Plan shall be administered by the Committee.

   (b) The Committee may establish, from time to time and at any time, subject to the approval of the Board of Directors and subject to the limitations of the Plan as set forth herein, such rules and regulations and amendments and supplements thereto, as it deems necessary to comply with applicable law and regulation and for the proper administration of the Plan. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.

   (c) The Committee shall from time to time submit to the Board of Directors for its approval the names of those key employees who, in its opinion, should receive Awards, and shall recommend the numbers of shares on which Awards should be granted to each such person and the nature of the Awards to be granted.

   (d) Awards shall be granted by the Corporation and shall become effective only after prior approval of the Board of Directors, and upon the execution of an Option Agreement or a Restricted Stock Agreement, as applicable, between the Corporation and the recipient of the Award.

   (e) The Committee's interpretation and construction of the provisions of the Plan and the rules and regulations adopted by the Committee shall be final, unless otherwise determined by the Board of Directors. No member of the Committee or the Board of Directors shall be liable for any action taken or determination made, in respect of the Plan, in good faith.

5. PARTICIPATION IN THE PLAN

   (a) Participation in the Plan shall be limited to the executives and key employees of the Corporation and its subsidiaries who shall be designated by the Committee and approved by the Board of Directors.

   (b) No member of the Board of Directors who is not also an employee of the Corporation shall be eligible to participate in the Plan.

6. STOCK SUBJECT TO THE PLAN

   (a) There shall be reserved for the granting of Awards pursuant to the Plan, and for issuance and sale pursuant to such Awards, six hundred thousand (600,000) shares of Common Stock. To determine the number of shares of Common Stock available at any time for the granting of Awards, there shall be deducted from the total number of reserved shares of Common Stock, the number of shares of Common Stock in respect of which Awards have been made pursuant to the Plan that are still outstanding or have been exercised. The shares of Common Stock to be issued in connection with Awards made pursuant to the Plan shall be made available from the authorized and unissued shares of Common Stock. If for any reason shares of Common Stock as to which an Award has been made are forfeited or otherwise cease to be subject to purchase thereunder, then such shares of Common Stock again shall be available for issuance in connection with Awards made pursuant to the Plan.

   (b) In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares of Common Stock, merger, consolidation, share exchange, acquisition of property or stock, or any change in the capital structure of the Corporation, the Committee shall make such adjustments as may be appropriate, in its discretion, in the number and kind of shares reserved for Awards and in the number, kind and price of shares covered by Awards made pursuant to the Plan.

7. TERMS AND CONDITIONS OF OPTIONS

   (a) Each Option granted pursuant to the Plan shall be evidenced by an Option Agreement in such form as the Committee from time to time may determine.

   (b) The exercise price per share for Options shall be established by the Board of Directors upon the recommendation of the Committee at the time of the grant of Options pursuant to the Plan and shall not be less than the Fair Market Value of a share of Common Stock on the date on which the Option is granted. If the Board of Directors does not establish a specific exercise price per share at the time of grant, the exercise price per share shall be equal to the Fair Market Value of a share of Common Stock on the date of grant of the Option.

   (c) Each Option, subject to the other limitations set forth in the Plan, may extend for a period of up to 10 years from the date on which it is granted. The term of each Option shall be determined by the Board of Directors at the time of grant of the Option, provided that if no term is established by the Board of Directors, the term of the Option shall be 10 years from the date on which it is granted.

   (d) The Board of Directors, upon recommendation of the Committee, may provide in the Option Agreement that the right to exercise each Option for the number of shares subject to each Option shall vest in the Option holder over such period of time as the Committee, in its discretion, shall determine for each Option holder. If the Committee does not designate a vesting schedule, the Option granted to the Option holder shall not be exercisable until three years after the date of grant, at which time the Option will be fully exercisable. Notwithstanding the foregoing, each Option Agreement shall provide that upon the occurrence of a Change in Control of the Corporation, all Options then outstanding shall become immediately exercisable; except that
(i) in the case of an Incentive Stock Option, the acceleration of exercisability shall not occur without the Optionee's written consent; and
(ii) if the Corporation and the other party to the transaction constituting a Change in Control of the Corporation agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of exercisability shall not occur to the extent that the Corporation's independent accountants and such other party's independent accountants each determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting.

   (e) Options shall be nontransferable and nonassignable, except that Options may be transferred by testamentary instrument or by the laws of descent and distribution.

   (f) Upon voluntary or involuntary termination of an Option holder's active employment for any reason (including illness or disability), his Option and all rights thereunder shall terminate effective at the close of business on the date the Option holder ceases to be an active, regular employee of the Corporation or any of its subsidiaries, except (i) to the extent previously exercised and (ii) as provided in subparagraphs (g), (h) and (i) of this Paragraph 7.

   (g) In the event an Option holder (i) takes a leave of absence from the Corporation or any of its subsidiaries for personal reasons or as a result of entry into the armed forces of the United States, or any of the departments or agencies of the United States government or (ii) terminate his employment or ceases providing services to the Corporation and any of its subsidiaries, by reason of illness, disability, voluntary termination with the consent of the Committee, or other special circumstances, the Committee may consider his case and may take such action in respect of the related Option Agreement as it may deem appropriate under the circumstances, including accelerating the time previously granted Options may be exercised and extending the time following the Option holder's termination of active employment during which the Option holder is entitled to purchase the shares of Common Stock subject to such Options, provided that in no event may any Option be exercised after the expiration of the term of the Option.

   (h) If an Option holder dies during the term of his Option without having fully exercised his Option, the executor or administrator of his estate or the person who inherits the right to exercise the Option by bequest or inheritance shall have the right within ninety (90) days of the Option holder's death to purchase the number of shares of Common Stock that the deceased Option holder was entitled to purchase at the date of his death, after which the Option shall lapse, provided that in no event may any Option be exercised after the expiration of the term of the Option.

   (i) If an Option holder terminates employment without his having fully exercised his Option due to his retirement with the consent of the Corporation, then such Option holder shall have the right within ninety (90) days of the Option holder's termination of employment to purchase the number of shares of Common Stock that the Option holder was entitled to purchase at the date of his termination, after which the Option shall lapse, provided that in no event may any Option be exercised after the expiration of the term of the Option. The Committee may cancel an Option during the ninety-day period referred to in this paragraph, if the Participant engages in employment or activities contrary, in the opinion of the Committee, to the best interests of the Corporation. The Committee shall determine in each case whether a termination of employment shall be considered a retirement with the consent of the Corporation, and, subject to applicable law, whether a leave of absence shall constitute a termination of employment. Any such determination of the Committee shall be final and conclusive, unless overruled by the Board.

   (j) The granting of an Option pursuant to the Plan shall not constitute or be evidence of any agreement or understanding, express or implied, on the part of the Corporation or to retain or employ the Option holder for any specified period.

   (k) In addition to the general terms and conditions set forth in this Paragraph 7 in respect of Options granted pursuant to the Plan, Incentive Stock Options granted pursuant to the Plan shall be subject to the following additional terms and conditions:

     (i) "Incentive stock options" shall be granted only to individuals who, at the date of grant of the Option, are regular, full-time employees of the Corporation or any of its subsidiaries;

     (ii) No employee who owns beneficially more than 10% of the total combined voting power of all classes of stock of the Corporation shall be eligible to be granted an "incentive stock option", unless the exercise price per share is at least 110% of the Fair Market Value of the Common Stock subject to the Option on the date of grant of the Option and the Option, by its terms, is not exercisable after the expiration of five years from the date the Option is granted.

     (iii) To the extent that aggregate fair market value (determined at the time the Option is granted) of the shares of Common Stock in respect of which an Option is exercisable for the first time by the Option holder during any calendar year (and taking into account all "incentive stock option" plans of the Corporation and its subsidiaries) exceeds $100,000, that number of whole shares for which an option issued hereunder is exercisable with an aggregate fair market value in excess of this $100,000 limit shall not be treated as having been granted under an "incentive stock option"; and

     (iv) Any other terms and conditions specified by the Board of Directors that are not inconsistent with the Plan, except that such terms and conditions must be consistent with the requirements for "incentive stock options" under Section 422 of the Code.

8. METHODS OF EXERCISE OF OPTIONS

   (a) An Option holder (or other person or persons, if any, entitled to exercise an Option hereunder) desiring to exercise an Option granted pursuant to the Plan as to all or part of the shares of Common Stock covered by the Option shall (i) notify the Corporation in writing at its principal office at 748 Miller Drive, S.E., Leesburg, Virginia 20175 to that effect, specifying the number of shares of Common Stock to be purchased and the method of payment therefor, and (ii) make payment or provisions for payment for the shares of Common Stock so purchased in accordance with this Paragraph 8. Such written notice may be given by means of a facsimile transmission. If a facsimile transmission is used, the Option holder should mail the original executed copy of the written notice to the Corporation promptly thereafter.

   (b) Payment or provision for payment shall be made as follows:

     (i) The Option holder shall deliver to the Corporation at the address set forth in subparagraph 8(a), United States currency in an amount equal to the aggregate purchase price of the shares of Common Stock as to which such exercise relates; or

     (ii) The Option holder shall tender to the Corporation shares of Common Stock already owned by the Option holder that, together with any cash tendered therewith, have an aggregate fair market value (determined based on the Fair Market Value of a share of Common Stock on the date the notice set forth in subparagraph 8(a) is received by the Corporation) equal to the aggregate purchase price of the shares of Common Stock as to which such exercise relates; or

     (iii) The Option holder shall deliver to the Corporation an exercise notice together with irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds necessary to pay the aggregate purchase price of the shares of Common Stock as to which such exercise relates and to sell the shares of Common Stock to be issued upon exercise of the Option and deliver the cash proceeds, less commissions and brokerage fees to the Option holder or to deliver the remaining shares of Common Stock to the Option holder.

   Notwithstanding the foregoing provisions, the Committee and the Board of Directors, in granting Options pursuant to the Plan, may limit the methods in which an Option may be exercised by an person and, in processing any purported exercise of an Option granted pursuant to the Plan, may refuse to recognize the method of exercise selected by the Option holder (other than the method of exercise set forth in subparagraph 8(b)(i)).

   (c) In addition to the alternative methods of exercise set forth in subparagraph (b), holders of Nonqualified Stock Options shall be entitled, at or prior to the time the written notice provided for in subparagraph 8(a) is delivered to the Corporation, to elect to have the Corporation withhold from the shares of Common Stock to be delivered upon exercise of the Nonqualified Stock Option that number of shares of Common Stock (determined based on the Fair Market Value of a share of Common Stock on the date the notice set forth in subparagraph 8(a) is received by the Corporation) necessary to satisfy any withholding taxes attributable to the exercise of the Nonqualified Stock Option. Alternatively, such holder of a Nonqualified Stock Option may elect to deliver previously owned shares of Common Stock upon exercise of the Nonqualified Stock Option to satisfy any withholding taxes attributable to the exercise of the Nonqualified Stock Option. If the Board of Directors does not include any provisions relating to this withholding feature in its resolutions granting the Nonqualified Stock Option or in the Option Agreement, however, the maximum amount that an Option holder may elect to have withheld from the shares of Common Stock otherwise deliverable upon exercise or the maximum number of previously owned shares an Option holder may deliver shall be equal to the minimum federal and state withholding. Notwithstanding the foregoing provisions, the Committee or the Board of Directors may include in the Option Agreement relating to any such Nonqualified Stock Option provisions limiting or eliminating the Option holder's ability to pay his withholding tax obligation with shares of Common Stock or, if no such provisions are included in the Option Agreement but in the opinion of the Committee or the Board of Directors such withholding would have an adverse tax, accounting or other effect to the Corporation, at or prior to exercise of the Nonqualified Stock Option, the Committee or the Board of Directors may so limit or eliminate the Option holder's ability to pay his withholding tax obligation with shares of Common Stock. Notwithstanding the foregoing provisions, a holder of a Nonqualified Stock Option may not elect any of the methods of satisfying his withholding tax obligation in respect of any exercise if, in the opinion of counsel to the Corporation, such method would not be in compliance with all applicable laws and regulations.

   (d) An Option holder at any time may elect in writing to abandon an Option in respect of all or part of the number of shares of Common Stock as to which the Option shall not have been exercised.

   (e) An Option holder shall have none of the rights of a stockholder of the Corporation until the shares of Common Stock covered by the Option are issued to him upon exercise of the Option.

9. TERMS AND CONDITIONS OF RESTRICTED SHARE AWARDS

   (a) Each award of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Corporation. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

   (b) Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services; provided, however, that to the extent that an Award consists of newly issued Restricted Shares, the Award recipient shall furnish consideration with a value not less than the par value of such Restricted Shares in the form of cash equivalents or past services rendered to the Corporation or its subsidiaries, as the Committee may determine.

   (c) Each award of Restricted Shares may or may not be subject to vesting. If an award of Restricted Shares is not subject to vesting, the issuance of such vested Restricted Shares may or may not be conditions on satisfaction of conditions specified in the Restricted Stock Agreement. Vesting (for unvested awards) shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. Notwithstanding the foregoing, each Restricted Stock Agreement shall provide that all Restricted Stock Shares subject to the agreement shall become fully vested (or shall be issued, for Restricted Shares that will be fully vested when issued) in the event that a Change in Control occurs with respect to the Corporation, except if the Corporation and the other party to the transaction constituting a Change in Control of the Corporation agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of vesting or issuance shall not occur to the extent that the Corporation's independent accountants and such other party's independent accountants each determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting.

   (d) The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Corporation's other stockholders once such Restricted Shares have been issued. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

10. AMENDMENTS AND DISCONTINUANCE OF THE PLAN

   The Board of Directors shall have the right at any time and from time to time to amend, modify, or discontinue the Plan provided that, except as provided in subparagraph 6(c), no such amendment, modification, or discontinuance of the Plan shall (i) revoke or alter the terms of any Award previously granted pursuant to the Plan, (ii) increase the number of shares of Common Stock to be reserved for issuance and sale pursuant to Awards granted pursuant to the Plan, (iii) change the maximum aggregate number of shares of Common Stock that may be issued upon or in connection with Awards granted pursuant to the Plan to any single individual, (iv) decrease the price determined pursuant to the provisions of subparagraph 7(b), (v) change the class of persons to whom Awards may be made pursuant to the Plan, or (vi) provide for Options exercisable more than 10 years after the date granted.

11. PLAN SUBJECT TO GOVERNMENTAL LAWS AND REGULATIONS

   The Plan and the terms of the Awards made pursuant to the Plan shall be subject to all applicable governmental laws and regulations. Notwithstanding any other provision of the Plan to the contrary, the Board of Directors may in its sole and absolute discretion make such changes in the Plan as may be required to conform the Plan to such laws and regulations.

12. DURATION OF THE PLAN

   No Awards may be made pursuant to the Plan after the close of business on March 31, 2009.

                           PRECISION AUTO CARE, INC.

  The undersigned hereby appoints Louis M. Brown, Jr., Robert R. Falconi and John N. Tarrant and each of them as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as set forth below, all the shares of Common Stock of Precision Auto Care, Inc., held of record by the undersigned on January 23, 2001, at the 2000 Annual Meeting of Shareholders to be held on March 21, 2001, or any adjournment thereof.

  1.Approval of the amendment to the Articles of Incorporation to reduce the minimum number of directors.

            [_] FOR                   [_] AGAINST                                   [_] ABSTAIN

  2. Approval of the amendment to the Articles of Incorporation to reduce the term of office for each director from three years to one year.

            [_] FOR                   [_] AGAINST                                   [_] ABSTAIN

  3.a. Election of Directors, if Amendment to Articles of Incorporation is approved by Shareholders: Woodley A. Allen, Louis M. Brown, Jr., Bernard H. Clineburg, Bassam N. Ibrahim, Arthur C. Kellar and Mauricio Zambrano

     [_] For all nominees  [_] WITHHOLD authority for all nominees
     [_] For all, except authority withheld for nominees named below

  INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY SUCH NOMINEE(S), WRITE THE NAME(S) OF THE NOMINEE(S) IN THE SPACE PROVIDED BELOW

  -----------------------------------------------------------------------------
  3.b. Election of Class III Directors, if Amendment to Articles of
       Incorporation is not approved by Shareholders: Lynn E. Caruthers,
       Robert R. Falconi, Bernard H. Clineburg and Everett F. Casey.

     [_] For all nominees  [_] WITHHOLD authority for all nominees
     [_] For all, except authority withheld for nominees named below

  INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY SUCH NOMINEE(S), WRITE THE NAME(S) OF THE NOMINEE(S) IN THE SPACE PROVIDED BELOW

  -----------------------------------------------------------------------------
  4. Approval of the amendment to the Precision Auto Care, Inc. 1999 Stock Option Plan to increase the number of shares reserved for issuance from 600,000 to 1,600,000.

            [_] FOR                   [_] AGAINST                                   [_] ABSTAIN

  5. Ratification of issuance of 1,700,000 shares of the Company's Common Stock for $750,000 to Louis M. Brown, Jr.

            [_] FOR                   [_] AGAINST                                   [_] ABSTAIN

  6. Ratification of the issuance of warrants for 1,000,000 shares of the Company's Common Stock to Arthur C. Kellar.

            [_] FOR                   [_] AGAINST                                   [_] ABSTAIN

                    Please sign your name(s) on reverse side

  7. Ratification of the issuance of warrants for 1,000,000 shares of the Company's Common Stock to Desarollo Integrado, S.A. de C.V.

            [_] FOR                   [_] AGAINST                                   [_] ABSTAIN

  8. Approval of the issuance of an option to purchase 50,0000 shares of Common Stock to Woodley A. Allen.

            [_] FOR                   [_] AGAINST                                   [_] ABSTAIN

  9. Approval of issuance of an option to Purchase 20,000 shares of Common Stock to Bassam N. Ibrahim.

            [_] FOR                   [_] AGAINST                                   [_] ABSTAIN

  10. Approval of issuance of an option to Purchase 20,000 shares of Common Stock to Bernard H. Clineburg.

            [_] FOR                   [_] AGAINST                                   [_] ABSTAIN

  11. Ratification of the appointment of Grant Thornton LLP as independent auditors for the fiscal year ending June 30, 2001.

            [_] FOR                   [_] AGAINST                                   [_] ABSTAIN

  12. To transact such other business as may properly come before the meeting or any adjournments thereof.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF PROPERLY EXECUTED, IT WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 3 AND FOR PROPOSALS 1, 2, 4, 5, 6, 7, 8, 9, 10 AND 11. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

  Please sign your name exactly as it appears hereon. If shares are held jointly, all holders must sign. If you receive more than one proxy, please sign and return each of them. When signing in a fiduciary or representative capacity (attorney, executor, administrator, trustee, guardian, officer of corporation, etc.) please give full title as such. The signer hereby revokes all proxies heretofore given by the signer to vote at such meeting or any adjournment thereof.

                                            Date ________________________, 2001

                                            ___________________________________
                                            Signature

                                            ___________________________________
                                            Signature

                                            PLEASE MARK, SIGN, DATE AND RETURN
                                            THE PROXY CARD PROMPTLY USING THE
                                            ENCLOSED ENVELOPE.